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                       AGREEMENT AND PLAN OF ORGANIZATION

                             dated as of May 14, 1998

                                  by and among

                              ENFINITY CORPORATION

                              ESI ACQUISITION CORP.
                     (a subsidiary of Enfinity Corporation)

                         ENERGY SYSTEMS INDUSTRIES, INC.

                                       and

                          the STOCKHOLDERS named herein

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                                TABLE OF CONTENTS

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
1.    THE MERGER.............................................................6
      1.1   Delivery and Filing of Articles of Merger........................6
      1.2   Effective Time of the Merger.....................................6
      1.3   Certificate of Incorporation, By-Laws and Board of Directors
            of Surviving Corporation.........................................6
      1.4   Certain Information With Respect to the Capital Stock of the
            COMPANY, HOLDING and NEWCO.......................................7
      1.5   Effect of Merger.................................................7

2.    CONVERSION OF STOCK....................................................8
      2.1   Manner of Conversion.............................................8

3.    DELIVERY OF MERGER CONSIDERATION.......................................9

4.    PRE-CLOSING...........................................................10

5.    REPRESENTATIONS AND WARRANTIES OF COMPANY
      AND STOCKHOLDERS......................................................10
      5.1   Due Organization................................................11
      5.2   Authorization...................................................11
      5.3   Capital Stock of the COMPANY....................................11
      5.4   Transactions in Capital Stock; Organization Accounting..........12
      5.5   No Bonus Shares.................................................12
      5.6   Subsidiaries....................................................12
      5.7   Predecessor Status; etc.........................................12
      5.8   Spin-off by the COMPANY.........................................13
      5.9   Financial Statements............................................13
      5.10  Liabilities and Obligations.....................................13
      5.11  Accounts and Notes Receivable...................................14
      5.12  Intellectual Property; Permits and Intangibles..................15
      5.13  Environmental Matters...........................................15
      5.14  Personal Property...............................................16
      5.15  Significant Customers; Material Contracts and Commitments.......17
      5.16  Real Property...................................................17
      5.17  Insurance.......................................................18
      5.18  Compensation; Employment Agreements; Organized Labor Matters....18
      5.19  Employee Plans..................................................19
      5.20  Compliance with ERISA...........................................20
      5.21  Conformity with Law; Litigation.................................21
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
      5.22  Taxes...........................................................21
      5.23  No Violations...................................................24
      5.24  Government Contracts............................................24
      5.25  Absence of Changes..............................................24
      5.26  Deposit Accounts; Powers of Attorney............................26
      5.27  Validity of Obligations.........................................26
      5.28  Relations with Governments......................................26
      5.29  Disclosure......................................................27
      5.30  Prohibited Activities...........................................27
      5.31  Authority.......................................................28
      5.32  Preemptive Rights...............................................28
      5.33  Transactions with Directors, Officers and Affiliates............28
      5.34  Securities Act Representations..................................29
      5.35  Registration Statement Questionnaires...........................30

6.    REPRESENTATIONS OF HOLDING and NEWCO..................................31
      6.1   Due Organization................................................31
      6.2   Authorization...................................................31
      6.3   Capital Stock of HOLDING and NEWCO..............................31
      6.4   Transactions in Capital Stock, Organization Accounting..........32
      6.5   Subsidiaries....................................................32
      6.6   Financial Statements............................................32
      6.7   Liabilities and Obligations.....................................33
      6.8   Conformity with Law; Litigation.................................33
      6.9   No Violations...................................................34
      6.10  Validity of Obligations.........................................34
      6.11  HOLDING Stock...................................................34
      6.12  Other Agreements................................................35
      6.13  Business; Real Property; Material Agreements....................35
      6.14  Taxes...........................................................35
      6.15  Disclosure......................................................37

7.    COVENANTS PRIOR TO CLOSING............................................38
      7.1   Access and Cooperation; Due Diligence...........................38
      7.2   Conduct of Business Pending Closing.............................39
      7.3   Prohibited Activities...........................................39
      7.4   No Shop.........................................................41
      7.5   Notice to Bargaining Agents.....................................41
      7.6   Agreements......................................................41
      7.7   Notification of Certain Matters.................................41
      7.8   Amendment of Schedules..........................................42
      7.9   Cooperation in Preparation of Registration Statement............43
      7.10  Final Financial Statements......................................44
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
      7.11  Further Assurances..............................................44
      7.12  Authorized Capital..............................................44

8.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS
      AND THE COMPANY.......................................................44
      8.1   Representations and Warranties..................................45
      8.2   Performance of Obligations......................................45
      8.3   No Litigation...................................................45
      8.4   Opinions of Counsel.............................................45
      8.5   Registration Statement..........................................45
      8.6   Consents and Approvals..........................................45
      8.7   Good Standing Certificates......................................46
      8.8   No Material Adverse Change......................................46
      8.9   Closing of IPO..................................................46
      8.10  Secretary's Certificate.........................................46
      8.11  Employment Agreements...........................................46
      8.12  Director Indemnification........................................46
      8.13  Chief Executive Officer.........................................46

9.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HOLDING AND
      NEWCO.................................................................47
      9.1   Representations and Warranties..................................47
      9.2   Performance of Obligations......................................47
      9.3   No Litigation...................................................47
      9.4   Secretary's Certificate.........................................47
      9.5   No Material Adverse Change......................................48
      9.6   STOCKHOLDERS' Release...........................................48
      9.7   Termination of Related Party Agreements.........................48
      9.8   Opinion of Counsel..............................................48
      9.9   Consents and Approvals..........................................48
      9.10  Good Standing Certificates......................................48
      9.11  Registration Statement..........................................49
      9.12  Employment Agreements...........................................49
      9.13  Closing of IPO..................................................49
      9.14  FIRPTA Certificate..............................................49

10.   COVENANTS OF HOLDING AND THE STOCKHOLDERS AFTER CLOSING...............49
      10.1  Release From Guarantees; Repayment of Certain Obligations.......49
      10.2  Preparation and Filing of Tax Returns...........................49
      10.3  Directors and Officers.  .......................................50
      10.4  Preservation of Employee Benefit Plans..........................50
      10.5  Director Indemnification........................................50
      10.6  HOLDING Options.................................................51
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
11.   INDEMNIFICATION.......................................................51
      11.1  General Indemnification by the STOCKHOLDERS.....................51
      11.2  Indemnification by HOLDING......................................52
      11.3  Third Person Claims.............................................52
      11.4  Exclusive Remedy................................................54
      11.5  Limitations on Indemnification..................................54

12.   TERMINATION OF AGREEMENT..............................................55
      12.1  Termination.....................................................55
      12.2  Liabilities in Event of Termination.............................55

13.   NONCOMPETITION........................................................56
      13.1  Prohibited Activities...........................................56
      13.2  Damages.........................................................57
      13.3  Reasonable Restraint............................................57
      13.4  Severability; Reformation.......................................57
      13.5  Independent Covenant............................................57
      13.6  Materiality.....................................................57

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................58
      14.1  STOCKHOLDERS....................................................58
      14.2  HOLDING and NEWCO...............................................58
      14.3  Damages.........................................................59
      14.4  Survival........................................................59

15.   TRANSFER RESTRICTIONS.................................................59
      15.1  Transfer Restrictions...........................................59

16.   REGISTRATION RIGHTS...................................................60
      16.1  Piggyback Registration Rights...................................60
      16.2  Demand Registration Rights......................................61
      16.3  Registration Procedures.........................................62
      16.4  Underwriting Agreement..........................................62
      16.5  Availability of Rule 144........................................63
      16.6  Market Standoff.................................................63

17.   REPRESENTATIONS AND COVENANTS RELATING TO TAX-FREE
      ORGANIZATION..........................................................63
      17.1  Representations and Warranties of the COMPANY and the
            STOCKHOLDERS....................................................63
      17.2  Representations and Warranties of the STOCKHOLDERS..............64
      17.3  Representations and Warranties of HOLDING and NEWCO.............65
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
18.   GENERAL...............................................................66
      18.1  Cooperation.....................................................66
      18.2  Successors and Assigns..........................................67
      18.3  Entire Agreement................................................67
      18.4  Counterparts....................................................67
      18.5  Brokers and Agents..............................................67
      18.6  Expenses........................................................67
      18.7  Notices.........................................................68
      18.8  Governing Law...................................................69
      18.9  Exercise of Rights and Remedies.................................69
      18.10 Time............................................................69
      18.11 Reformation and Severability....................................70
      18.12 Remedies Cumulative.............................................70
      18.13 Captions........................................................70
      18.14 Amendments and Waivers..........................................70
      18.15 Survival of Representations and Warranties......................70
      18.16 STOCKHOLDER Representative......................................70


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                                 LIST OF ANNEXES

ANNEX I     FORM OF ARTICLES OF MERGER
ANNEX II    CERTIFICATE OF INCORPORATION AND BY-LAWS OF HOLDING AND NEWCO
ANNEX III   CONSIDERATION TO BE PAID TO THE STOCKHOLDERS
ANNEX IV    STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY
ANNEX V     STOCKHOLDERS AND STOCK OWNERSHIP OF HOLDING
ANNEX VI    FORM OF OPINION OF COUNSEL TO HOLDING
ANNEX VII   FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE STOCKHOLDERS
ANNEX VIII  FORM OF TAX OPINION


                                      -vi-
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                       AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION is made as of May 14, 1998, by and among ENFINITY CORPORATION, a Delaware corporation ("HOLDING"), ESI ACQUISITION CORP., a Delaware corporation ("NEWCO"), ENERGY SYSTEMS INDUSTRIES, INC., a Massachusetts corporation (the "COMPANY"), and Robert C. Ritchie, Clifford R. Patterson, Anthony I. Shaker, A&S Shaker Nominee Trust, Sandra Shaker Revocable Trust dated June 30, 1997, Energy Systems Industries, Inc. Stock Sharing Trust, Anthony Erbetta Trust, Ronald C. Erbetta and Sandra F. Erbetta Family Trust dated March 2, 1988 and Gail A. Doyle Revocable Trust dated December 12, 1994 (the "STOCKHOLDERS"). The STOCKHOLDERS are all the stockholders of the COMPANY.

      WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on December 22, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of HOLDING;

      WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the Commonwealth of Massachusetts;

      WHEREAS, HOLDING is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of Air Systems, Inc., Brandt Mechanical Services, Inc., Aircond Corporation, New England Mechanical Services, Inc., Lee Company, Hill York Corporation, Hill York Service Corporation and Mechanical Services of Orlando, Inc. (collectively, the "Other Founding Companies") and their respective stockholders in order to acquire additional providers of commercial and industrial heating, ventilation, air conditioning, energy and environmental services (the COMPANY, together with each of the Other Founding Companies, are collectively referred to herein as the "Founding Companies");

      WHEREAS, this Agreement, the Other Agreements and the IPO (as hereinafter defined) of HOLDING Stock (as hereinafter defined) constitute the "HOLDING Plan of Organization;"

      WHEREAS, the Boards of Directors of HOLDING, NEWCO, each of the Founding Companies and each of the subsidiaries of HOLDING that have been formed for the purpose of merging with the Other Founding Companies have approved and adopted the HOLDING Plan of Organization as an integrated plan to transfer the capital stock of the Founding Companies to HOLDING and the cash raised in the IPO of HOLDING Stock to HOLDING as a transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");
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      WHEREAS, in consideration of the agreements of the Other Founding
Companies pursuant to the Other Agreements, the STOCKHOLDERS and the Board of Directors of the COMPANY and the stockholders and the boards of directors of each of HOLDING and NEWCO have approved this Agreement and the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

      Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

            "Acquired Party" has the meaning set forth in Section 5.22(i).

            "Acquisition Companies" means NEWCO and each of the other Delaware companies wholly-owned by HOLDING prior to the Closing Date.

            "Affiliates" has the meaning set forth in Section 5.8.

            "Agreement" means this Agreement and Plan of Organization.

            "A/R Aging Reports" has the meaning set forth in Section 5.11.

            "Articles of Merger" means those Articles or Certificates of Merger with respect to the Merger substantially in the form[s] attached as Annex I hereto or with such changes therein as may be required by applicable state laws.

            "Balance Sheet Date" has the meaning set forth in Section 5.9.

            "Charter Documents" has the meaning set forth in Section 5.1.

            "Closing Date" has the meaning set forth in Section 4.

            "Code" has the meaning set forth in the fifth recital of this Agreement.

            "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

            "COMPANY Financial Statements" has the meaning set forth in Section 5.9.

            "COMPANY Stock" has the meaning set forth in Section 2.1.


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            "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

            "Delaware GCL" has the meaning set forth in Section 1.5.

            "Demand Registration" has the meaning set forth in Section 16.2.

            "Effective Time of the Merger" means the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Closing Date.

            "employee pension benefit plan" has the meaning set forth in Section 5.19.

            "Environmental Laws" has the meaning set forth in Section 5.13.

            "ERISA" has the meaning set forth in Section 5.19.

            "Expiration Date" has the meaning set forth in Section 5(A) and in Sections 17.1, 17.2 and 17.3.

            "Family Member" has the meaning set forth in Section 5.33.

            "Founding Companies" has the meaning set forth in the third recital of this Agreement.

            "Founding Stockholders" has the meaning set forth in Section 16.1.

            "HOLDING" has the meaning set forth in the first paragraph of this Agreement.

            "HOLDING Charter Documents" has the meaning set forth in Section
      6.1.

            "HOLDING Documents" has the meaning set forth in Section 6.9.

            "HOLDING Financial Statements" has the meaning set forth in Section 6.6.

            "HOLDING Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

            "HOLDING Relevant Group" has the meaning set forth in Section 6.14.

            "HOLDING Stock" means the common stock, par value $.01 per share, of HOLDING.

            "Indemnification Threshold" has the meaning set forth in Section
      11.5.


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            "Indemnified Party" has the meaning set forth in Section 11.3.

            "Indemnifying Party" has the meaning set forth in Section 11.3.

            "Intellectual Property" means all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.

            "IPO" means the initial public offering of HOLDING Stock pursuant to the Registration Statement.

            "Material Adverse Effect" has the meaning set forth in Section 5.1.

            "Material Documents" has the meaning set forth in Section 5.23.

            "Merger" means the merger of NEWCO with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and The Commonwealth of Massachusetts.

            "Multiemployer Plan" has the meaning set forth in Section 5.19.

            "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

            "NEWCO Stock" means the common stock, par value $.01 per share, of NEWCO.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "Other Agreements" has the meaning set forth in the third recital of this Agreement.

            "Other Founding Companies" has the meaning set forth in the third recital of this Agreement.

            "Pre-Closing" has the meaning set forth in Section 4.

            "Pre-Closing Date" has the meaning set forth in Section 4.

            "Pricing" means the date of determination by HOLDING and the Underwriters of the public offering price of the shares of HOLDING Stock in the IPO; the parties hereto

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      contemplate that the Pricing shall take place on or immediately prior to the Pre-Closing Date.

            "Proposed Transaction" has the meaning set forth in Section 17.

            "Qualified Plans" has the meaning set forth in Section 5.20.

            "Registration Statement" means that certain registration statement of HOLDING to be filed on Form S-1 covering the shares of HOLDING Stock to be issued in the IPO.

            "Relevant Group" has the meaning set forth in Section 5.22(i).

            "Returns" has the meaning set forth at the end of Section 5.22.

            "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

            "SEC" means the United States Securities and Exchange Commission.

            "Statutory Liens" has the meaning set forth in Section 7.3.

            "STOCKHOLDER Representative" has the meaning set forth in Section 18.16.

            "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

            "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.

            "Tax" or "Taxes" has the meaning set forth at the end of Section
      5.22.

            "Tax Losses" has the meaning set forth in Section 5.22 (xvi).

            "Taxing Authority" has the meaning set forth at the end of Section 5.22.

            "Territory" has the meaning set forth in Section 13.1.

            "Third Person" has the meaning set forth in Section 11.3.

            "Transfer" has the meaning set forth in Section 15.1.

            "Transfer Taxes" has the meaning set forth in Section 18.6.

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            "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

            "Underwriting Agreement" means the Underwriting Agreement to be dated the Pre-Closing Date between the Underwriters and the Company in respect of the IPO.

1. THE MERGER

      1.1 Delivery and Filing of Articles of Merger. Subject to Section 8 hereof, the Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and the Secretary of State of The Commonwealth of Massachusetts and stamped receipt copies of each such filing to be delivered to HOLDING on or before the Closing Date.

      1.2 Effective Time of the Merger. At the Effective Time of the Merger, NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease and the COMPANY shall be the surviving party in the Merger. The COMPANY is sometimes hereinafter referred to as the "Surviving Corporation". The Merger will be effected in a single transaction.

      1.3 Certificate of Incorporation, By-Laws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

            (i) the Articles of Organization of the COMPANY then in effect shall be the Articles of Organization of the Surviving Corporation until changed as provided by law;

            (ii) the By-Laws of the COMPANY then in effect shall be the By-Laws of the Surviving Corporation until amended as provided by law;

            (iii) the Board of Directors of the Surviving Corporation shall consist of the persons who are listed on Schedule 1.3 hereto; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of The Commonwealth of Massachusetts and of the Articles of Organization and By-Laws of the Surviving Corporation; and

            (iv) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities and, effective upon the Effective Time of the Merger, Rodney C. Gilbert shall be appointed as a vice president and as an assistant secretary of the Surviving Corporation, each of such officers to serve, subject to the provisions of the Articles of Organization and By-Laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

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      1.4 Certain Information With Respect to the Capital Stock of the COMPANY,
HOLDING and NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, HOLDING and NEWCO as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 1.4 hereto;

            (ii) immediately prior to the Closing Date, the authorized capital stock of HOLDING will consist of 49,000,000 shares of HOLDING Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 500,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

            (iii) as of the date of this Agreement, the authorized capital stock of NEWCO consists of 3,000 shares of NEWCO Stock, of which ten (10) shares are issued and outstanding.

      1.5 Effect of Merger. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the corporate law of The Commonwealth of Massachusetts. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of NEWCO shall be merged with and into the COMPANY, and the COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all Taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the COMPANY and NEWCO under the laws of the state of incorporation of each thereof, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the COMPANY or NEWCO shall be impaired or

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

enlarged by the Merger, and all debts, liabilities and duties of the COMPANY and NEWCO shall attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

2. CONVERSION OF STOCK

      2.1 Manner of Conversion. The manner of converting the shares of (i) outstanding capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) HOLDING Stock and cash and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (i) all of the shares of COMPANY Stock consisting of common stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any further action on the part of the holder thereof, automatically shall be deemed to represent, with respect to each STOCKHOLDER, (1) the right to receive the number of shares of HOLDING Stock to be set forth on Annex III hereto promptly following execution hereof with respect to such STOCKHOLDER and (2) the right to receive the amount of cash to be set forth on Annex III hereto promptly following execution hereof with respect to such STOCKHOLDER, which number of shares and amount of cash shall reflect the written election of each STOCKHOLDER as of the date hereof;

            (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of HOLDING Stock or other consideration shall be delivered or paid in exchange therefor;

            (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of HOLDING, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger; and

            (iv) all of the shares of preferred stock of the COMPANY automatically shall be deemed to represent, with respect to each STOCKHOLDER owning such shares, the right to receive the amount of cash set forth on Annex III hereto with respect to such STOCKHOLDER.

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      All HOLDING Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Section 15 hereof, have the same rights as all the other shares of outstanding HOLDING Stock by reason of the provisions of the Certificate of Incorporation of HOLDING or as otherwise provided by the Delaware GCL. All voting rights of such HOLDING Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS, and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, HOLDING shall have no class of capital stock issued and outstanding other than the HOLDING Stock.

3. DELIVERY OF MERGER CONSIDERATION

      3.1 On the Closing Date the STOCKHOLDERS, who are the holders of all outstanding certificates representing shares of COMPANY Stock, shall, in accordance with their respective elections theretofore executed and upon surrender of such certificates, receive (i) the respective number of shares of HOLDING Stock and (ii) the amount of cash, in each case to be set forth on Annex III hereto promptly following execution hereof with respect to such STOCKHOLDER. The cash payable pursuant to clause (ii) shall be paid by wire transfer to an account designated by each STOCKHOLDER.

      3.2 The STOCKHOLDERS shall deliver in trust, subject to an escrow agreement in form and content reasonably acceptable to STOCKHOLDERS, to Morgan, Lewis & Bockius LLP, counsel to HOLDING, at the Pre-Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. To the extent reasonably required, the STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock. Upon consummation of the IPO and the transactions contemplated to occur on the Closing Date (including, without limitation, the tender to each STOCKHOLDER (or to its agent) of the shares and cash to be set forth on Annex III hereto promptly following execution hereof), all of such certificates shall be deemed released and surrendered by such counsel to HOLDING without any further action on the part of the STOCKHOLDERS or such counsel.

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

4. PRE-CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including the delivery to an agent of HOLDING of the Articles of Merger for filing at the Effective Time of the Merger, which agent shall execute an escrow agreement in form and content reasonably acceptable to the COMPANY) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the conversion and delivery of the shares and transmission of funds by wire referred to in Section 3 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. In the event that there is no Closing Date or this Agreement terminates for any reason, HOLDING hereby covenants and agrees to do all things required by Delaware law and all things which counsel for the COMPANY advise HOLDING are required by applicable laws of The Commonwealth of Massachusetts in order to withdraw the Certificate of Merger to the extent previously filed and rescind any merger or other actions effected by any advance filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above (the "Pre-Closing") shall take place on the Pre-Closing date (the "Pre-Closing Date") at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178. On the Closing Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Closing Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the transmission of funds by wire in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof shall occur and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Closing Date." During the period from the Pre-Closing Date to the Closing Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall in any event terminate if the Closing Date has not occurred within 15 business days of the Pre-Closing Date. Time is of the essence.

5. REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

      (A) Representations and Warranties of COMPANY and STOCKHOLDERS.

      Each of the COMPANY and each of the STOCKHOLDERS jointly and severally represents and warrants to HOLDING and NEWCO that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and that such representations and warranties shall survive the Closing Date until January 31, 1999 (the "Expiration Date"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods ended on, prior to or which include the Closing Date, which shall be deemed to be the Expiration Date for Section 5.22, and (ii) solely for purposes of Section 11.1(iii) hereof and solely to the extent that, in connection with the IPO, HOLDING actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term "COMPANY" shall mean and refer to the COMPANY and all of its subsidiaries, if any, unless the context specifically requires otherwise. Notwithstanding the foregoing, no representations and warranties in Section 5.1 through 5.30, the fourth through seventh sentences of Section 5.33 or in Section
5.35 are made by any of the STOCKHOLDERS listed on Schedule 5(A), which includes: (i) those STOCKHOLDERS who beneficially own less than 3% of the COMPANY's outstanding common stock, (ii) those STOCKHOLDERS who only hold shares of the Company's outstanding preferred stock and (iii) the Energy Systems Industries, Inc. Stock Sharing Trust.

      5.1 Due Organization. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise) of the COMPANY (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth the jurisdiction in which the COMPANY is incorporated and contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete, correct and certified copies of the Articles of Organization and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to HOLDING, are correct and complete in all material respects. The most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY and of its officers and directors on behalf of the COMPANY to the extent any such acts are of a nature that require action by or the approval of the COMPANY's Board of Directors.

      5.2 Authorization. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the corporate right, power and authority to enter into this Agreement and the Merger. Certified copies of any required approval of the shareholders and the Board of Directors of the COMPANY are described on Schedule 5.2 and are attached thereto.

      5.3 Capital Stock of the COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV. Except as set forth on Schedule 5.3, all of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

      5.4 Transactions in Capital Stock; Organization Accounting. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger and/or the HOLDING Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock and a description of the material terms of such outstanding options, warrants or other rights.

      5.5 No Bonus Shares. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

      5.6 Subsidiaries. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries and sets forth the number and class of the authorized capital stock of each of the COMPANY's subsidiaries and the number of shares of each of the COMPANY's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned beneficially and of record by the COMPANY, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 Predecessor Status; etc. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 Spin-off by the COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

      5.9 Financial Statements. Attached to Schedule 5.9 are copies of the following financial statements of the COMPANY (the "COMPANY Financial Statements"): the COMPANY's audited Consolidated Balance Sheet as of each of December 31, 1997, December 31, 1996 and December 31, 1995 and the Consolidated Statements of Income, Cash Flows and Retained Earnings for each of the years in the three-year period ended December 31, 1997 (December 31, 1997 being hereinafter referred to as the "Balance Sheet Date"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Consolidated Balance Sheets as of December 31, 1997, December 31, 1996 and December 31, 1995 present fairly in all material respects the financial position of the COMPANY as of the dates indicated thereon, and such Consolidated Statements of Income, Cash Flows and Retained Earnings present fairly in all material respects the results of operations and cash flows for the periods indicated thereon.

      5.10 Liabilities and Obligations. (a) The COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.10) of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including but not limited to all liabilities in excess of $10,000) that are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date (but excluding trade payables incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on
Schedule 5.10, since the Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than trade payables incurred in the ordinary course of business consistent with past practice.

      (b) The COMPANY has also set forth on Schedule 5.10, in the case of those contingent liabilities related to pending or, to the knowledge of the COMPANY, threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

            (i) a summary description of the liability together with the following:

                  (a)   copies of all relevant documentation relating thereto;

                  (b)   amounts claimed and any other action or relief sought;
                        and

                  (c) name of claimant and all other parties to the claim, suit or proceeding;

            (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

      (c) The COMPANY and the STOCKHOLDERS shall have no liability pursuant to
Section 11 for any inadvertent omission of liabilities from Schedule 5.10 if (i) such liabilities are reflected in the balance sheet of the COMPANY as of the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date or (ii) such liabilities were incurred thereafter in the ordinary course of business consistent with past practice and are not material either individually or in the aggregate.

      5.11 Accounts and Notes Receivable. The COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Within ten (10) days prior to Pre-Closing, the COMPANY shall provide HOLDING (x) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and (y) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to HOLDING in a writing accompanying the A/R Aging Reports, as the case may be, the accounts, notes and other receivables shown on Schedule 5.11 and on the A/R Aging Reports are and shall be, and the COMPANY has no reason to believe that any such account receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 5.11, net of reserves reflected in the Balance Sheet and, in the case of the accounts and notes receivable set forth in the A/R Aging Reports, net of reserves reflected in the A/R Aging Reports). The COMPANY and the STOCKHOLDERS shall have no liability pursuant to Section 11 for any inadvertent omission of accounts and notes receivable from Schedule 5.11 or the A/R Aging Reports if (i) such accounts and notes receivable are reflected in the balance sheet of the COMPANY as of the Balance Sheet Date or (ii) such accounts and notes receivable were obtained thereafter in the ordinary course of business consistent with past practice and such omissions are not material, either individually or in the aggregate.

      5.12 Intellectual Property; Permits and Intangibles. (a) The COMPANY owns or has a valid license to use all Intellectual Property the absence of any of which is reasonably likely to have a Material Adverse Effect, and the COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.12(a)) of all Intellectual Property owned or used by the COMPANY. Each item of Intellectual Property owned by the COMPANY is owned free and clear of all Liens and each other item of Intellectual Property used by the COMPANY is licensed to the COMPANY pursuant to a license agreement that is valid and in full force and effect. Except as set forth on Schedule 5.12(a), all right, title and interest in and to each item of Intellectual Property is owned by the COMPANY and is not subject to any license, royalty arrangement or any pending or, to the COMPANY's knowledge, threatened claim or dispute. None of the Intellectual Property owned or, to the COMPANY's knowledge, none of the Intellectual Property used by the COMPANY nor any product sold by the COMPANY infringes any Intellectual Property right of any other person or entity and, to the COMPANY's knowledge, no Intellectual Property owned by the COMPANY is infringed upon by any other person or entity.

      (b) The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect and the COMPANY has delivered to HOLDING an accurate list and summary description (which is set forth on Schedule 5.12(b)) of all such licenses, franchises, permits and other governmental authorizations held the Company, including all permits, titles, licenses, franchises and certificates (it being understood and agreed that a list of all environmental permits and other environmental approvals required to be identified under this Agreement is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and
5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.12(a) or 5.12(b), the transactions contemplated by this Agreement will not result in the infringement by the COMPANY of any Intellectual Property right of any other person or entity or the infringement of any Intellectual Property listed on Schedule 5.12(a), or result in a default under or a breach or violation of, or materially and adversely affect the rights and benefits afforded to the COMPANY by, any licenses, franchises, permits or government authorizations listed on Schedule 5.12(b) or
Schedule 5.13.

      5.13 Environmental Matters. Except as set forth on Schedule 5.13, (i) the COMPANY has complied with and is in compliance in all material respects with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as the foregoing terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and adhered in all material respects to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on
Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or arranged for the transportation of Hazardous Wastes and Hazardous Substances for disposal or treatment, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, HOLDING or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and
(v) the COMPANY has no material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

      5.14 Personal Property. The COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of the COMPANY as of the Balance Sheet Date or that will be included on any balance sheet of the COMPANY prepared after the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date or (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property with a cost or value in excess of $10,000, including, in the case of clause (z), a schedule of the capital costs of all such assets which are subject to capital leases and true, complete and correct copies of all such leases and agreements and, in the case of clauses (x) and
(y), an indication as to which of those assets are currently owned, or were formerly owned, by STOCKHOLDERS or Affiliates of the COMPANY or of any of the STOCKHOLDERS. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property used in the conduct of the business is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY'S knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

      5.15 Significant Customers; Material Contracts and Commitments. The COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's consolidated revenues for the year ending on the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers has canceled or substantially reduced its utilization of the services provided by the COMPANY or, to the knowledge of the COMPANY, is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

      The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than contracts, commitments and agreements otherwise listed on Schedule 5.10, 5.14, 5.16, 5.18 or 5.19 that were (a) in existence as of the Balance Sheet Date or (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to HOLDING. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.15, and no notice of default under any such contract or agreement has been received by the COMPANY or any of the STOCKHOLDERS. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the COMPANY.

      5.16 Real Property. Schedule 5.16(a) includes a list of all real property owned by the COMPANY (i) as of the Balance Sheet Date or (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including that reflected on Schedules 5.14 and 5.16, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for:

            (i) liens reflected on Schedule 5.10 or 5.15 as securing specified liabilities (with respect to which no default by the COMPANY exists);

            (ii) liens for current taxes not yet due and payable and assessments not in default;

            (iii) easements for utilities serving the property only; and

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

            (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the Town or County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

Attached to Schedule 5.16(a) are true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

      Schedule 5.16(b) includes an accurate list of real property leased by the COMPANY and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or Affiliates of the COMPANY or of any of the STOCKHOLDERS, and attached to Schedule 5.16(b) are true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY. Except as set forth on Schedule 5.16(b), all of such leases included on Schedule 5.16(b) are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY'S knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

      5.17 Insurance. Set forth on and attached to Schedule 5.17 are (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs and workers' compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date or, to the extent that any such insurance policies expire by their terms on or prior to the Closing Date, the COMPANY shall have renewed or replaced such insurance policies on comparable terms and with comparable coverages prior to their respective dates of expiration. Except as set forth on Schedule 5.17, no insurance carried by the COMPANY has ever been canceled by the insurer and, during the past three years, the COMPANY has never been denied coverage.

      5.18 Compensation; Employment Agreements; Organized Labor Matters. The COMPANY has delivered to HOLDING an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the annual rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) for the year ended on the Balance Sheet Date and (ii) for the ensuing fiscal year, if different. The COMPANY has provided to HOLDING true, complete and correct copies of any employment agreements for persons listed on
Schedule 5.18. Except as set forth on Schedule 5.18, since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

            Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) to the COMPANY's knowledge, no campaign to establish such representation is in progress and (iv) there is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be good.

      5.19 Employee Plans. The COMPANY has delivered to HOLDING an accurate schedule (which is set forth on Schedule 5.19) showing all employee benefit plans of the COMPANY, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, the COMPANY does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor does the COMPANY have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The COMPANY does not currently maintain or contribute, and has not in the past three years maintained or contributed, to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is the COMPANY required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of the COMPANY's employees, except as set forth on Schedule 5.19.

      Except as set forth on Schedule 5.19, the COMPANY is not now, and it and the STOCKHOLDERS do not reasonably expect to become, liable to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") under the provisions of Title IV of ERISA.

      All employee benefit plans other than Multiemployer Plans listed on
Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of the COMPANY with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

      5.20 Compliance with ERISA. All such plans listed on Schedule 5.19 other than those plans which are Multiemployer Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code, are and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of
Schedule 5.19 hereof. Except as disclosed on Schedule 5.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof. None of the STOCKHOLDERS, any plan other than the Multiemployer Plans listed in Schedule 5.19, any fiduciary with respect to such plans, nor the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA. No such plan other than the Multiemployer Plans listed in
Schedule 5.19 has incurred an accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(a)(1) of ERISA; and the COMPANY has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation (other than for payment in the ordinary course). Furthermore:

            (i) there have been no terminations, partial terminations or any discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no such plan listed in Schedule 5.19 that is subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan other than Multiemployer Plans listed in Schedule 5.19;

            (iv) the COMPANY has not incurred liability under Section 4062 of ERISA; and

            (v) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any Multiemployer Plan or the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any

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

      time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

      5.21 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 5.21 or 5.13, the COMPANY is in compliance in all material respects with all applicable laws, regulations and orders of all courts and of all Federal, state, municipal or other governmental departments, commissions, boards, bureaus, agencies and instrumentalities having jurisdiction over any of them; and except to the extent set forth on Schedule 5.21, 5.10 or 5.13, there are no claims, actions, suits or proceedings pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the COMPANY, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the COMPANY or any STOCKHOLDER. The COMPANY has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in all applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation in any material respect of any of the foregoing.

      5.22 Taxes. Except as set forth on Schedule 5.22:

            (i) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed (taking into consideration any extension for each such Return), and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) due and payable by the COMPANY, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

            (ii) To the knowledge of the COMPANY or any of the STOCKHOLDERS, the provisions for Taxes to be paid by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

            (iii) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

            (iv) Each Acquired Party has withheld and paid all applicable Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (v) To the knowledge of any Acquired Party or any STOCKHOLDER, no Taxing Authority is expected to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to HOLDING complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1991.

            (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

            (viii) No Acquired Party is a party to any Tax allocation or sharing agreement.

            (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of
      Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

            (x) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

            (xi) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

            (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

            (xiii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

            (xiv) Each Acquired Party has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

            (xv) No Acquired Party has any liability for Taxes of any person or entity other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii)
      Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

            (xvii) At the end of the COMPANY's most recent taxable year, the Acquired Parties had aggregate Tax Losses for federal income Tax purposes as described on Schedule 5.22(xvii) attached hereto.

            For purposes of this Agreement, the following definitions shall apply:

            "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

            "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

      5.23 No Violations. The COMPANY is not in violation of any Charter Document. Except as set forth on Schedule 5.23, neither the COMPANY nor, to the knowledge of the COMPANY or any of the STOCKHOLDERS, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15, 5.16, 5.18 or 5.19 or any other material agreement to which it is a party or by which its properties are bound (collectively, the "Material Documents"); and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANY and the STOCKHOLDERS of their obligations hereunder and the consummation by the COMPANY and the STOCKHOLDERS of the transactions contemplated hereby will not result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, HOLDING or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, HOLDING, NEWCO or any Other Founding Company.

      5.24 Government Contracts. Except as set forth on Schedule 5.24, the COMPANY is not a party to any governmental contract subject to price redetermination or renegotiation.

      5.25 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

            (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in the terms of its ownership interests or any grant or issuance of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

            (v) any increase in the compensation, bonus, sales commissions or fees payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice or as otherwise described on Schedule 5.18;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person or entity, including, without limitation, any of the STOCKHOLDERS or any of their Affiliates;

            (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY in excess of $10,000 in the aggregate, or any cancellation or agreement to cancel any indebtedness or obligation of any of the STOCKHOLDERS or any Affiliate thereof; provided, that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice; and provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

            (ix) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business consistent with past practice;

            (xi) any waiver of any material rights or claims of the COMPANY;

            (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the COMPANY is a party or as to which it is a beneficiary;

            (xiii) any transaction by the COMPANY outside the ordinary course of its respective businesses consistent with past practices;

            (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date;

            (xv) any other distribution of property or assets by the COMPANY; or

            (xvi) any other activity prohibited by Section 7.3 that is not specifically included in this Section 5.25.

      5.26 Deposit Accounts; Powers of Attorney. Schedule 5.26 sets forth a complete and correct list of:

            (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power of attorney.

      5.27 Validity of Obligations. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY, enforceable against the COMPANY in accordance with its terms.

      5.28 Relations with Governments. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      5.29 Disclosure. (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires and Registration Statement Questionnaires attached hereto as Schedule 5.29 and all other documents and information made available to HOLDING and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY'S rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY that is not disclosed pursuant hereto or thereto. If, prior to the 25th day after the date of HOLDING's final prospectus utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of the COMPANY or the STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to HOLDING. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of HOLDING, the truth and accuracy of any and all warranties and representations of the COMPANY or on behalf of the COMPANY and of the STOCKHOLDERS, in each case at the date of this Agreement and on the Pre-Closing Date and on the Closing Date, shall be a precondition to the consummation of this transaction.

            (b) The COMPANY and the STOCKHOLDERS acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither HOLDING nor any of its shareholders, officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person or entity affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of the STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to HOLDING or the prospective IPO.

      5.30 Prohibited Activities. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

            (B) Representations and Warranties of the STOCKHOLDERS

            Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement, and that the representations and warranties set forth in Sections
5.31 through 5.35 shall survive until January 31, 1999, which shall be deemed to be the Expiration Date for purposes of those Sections.

      5.31 Authority. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by such STOCKHOLDER and, except as set forth on Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

      5.32 Preemptive Rights. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or HOLDING Stock that such STOCKHOLDER has or may have had, other than rights of such STOCKHOLDER to acquire HOLDING Stock pursuant to (i) this Agreement or (ii) any option granted by HOLDING.

      5.33 Transactions with Directors, Officers and Affiliates. The completed Officers and Directors Questionnaire of such STOCKHOLDER, if any, attached hereto as Schedule 5.33 is complete and correct in all material respects. If, prior to the 25th day after the date of the final prospectus of HOLDING utilized in connection with the IPO, such STOCKHOLDER becomes aware of any fact or circumstance which would affect the information disclosed in its Directors and Officers Questionnaire in any material respect, then such STOCKHOLDER shall immediately give notice of such fact or circumstance to HOLDING. However, subject to the provisions of Section 7.8, such notification shall not relieve the STOCKHOLDER of any of its obligations under this Agreement. Except as listed on Schedule 5.33 annexed hereto, there have been no transactions since January 1, 1992 between the COMPANY and any of its directors, officers, stockholders or affiliates or any of their Family Members (as defined below) involving $60,000 or more, except for any transaction with such persons solely in such capacities. Except as set forth on Schedule 5.33, each transaction set forth on Schedule
5.33 has been on reasonable commercial terms which could have been obtained at the time from bona fide third parties. To the best knowledge of such STOCKHOLDER, since January 1, 1992, none of the officers or directors of the COMPANY or any spouse or Family Member (as defined below) of any of such persons has been a director, officer or consultant of, or owns directly or indirectly any interest in, any firm, corporation, association or business enterprise which during such period has been a significant supplier, customer or sales agent of the COMPANY or has competed with or been engaged in any business of the kind being conducted by the COMPANY except as disclosed on Schedule 5.33 annexed hereto. Except as disclosed on Schedule 5.33, no Family Member (as defined below) of any STOCKHOLDER, officer or director of the COMPANY is currently an employee or consultant receiving payments from the COMPANY or otherwise on the payroll of the COMPANY or has any material claim whatsoever against or owes any amount to the COMPANY, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans. "Family Member" as it applies to any person shall mean all relatives and their spouses in a relationship of first cousin or closer to such person or such person's spouse.

      5.34 Securities Act Representations. Except as set forth on Schedule 5.34, the STOCKHOLDER alone, or together with such STOCKHOLDER's "purchaser representative" (as defined in Rule 501(h) promulgated under the 1933 Act):

      (a) acknowledges and agrees that (x) the shares of HOLDING Stock to be delivered to the STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the 1933 Act or any state securities or "blue sky" laws, and therefore may not be sold, transferred or otherwise conveyed without compliance with the 1933 Act and all applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom and (y) the HOLDING Stock to be acquired by the STOCKHOLDER pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and except for distributions to beneficiaries of the Energy Systems Industries, Inc. Stock Sharing Trust permitted by applicable law in connection with the dissolution of such Trust, with no present intention of distributing, selling or otherwise disposing of the HOLDING Stock in connection with a distribution;

      (b) acknowledges and agrees that it knows and understands that an investment in the HOLDING Stock is a speculative investment which involves a high degree of risk of loss;

      (c) represents and warrants that it is able to bear the economic risk of an investment in the HOLDING Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and it (or for those STOCKHOLDERS that are trusts, its trustee or trustees) has such knowledge and experience in financial and business matters that it (or for those STOCKHOLDERS that are trusts, its trustee or trustees) is capable of evaluating the merits and risks of the proposed investment in the HOLDING Stock;

      (d) represents and warrants that it has had an adequate opportunity to review and to ask questions and receive answers concerning any and all matters relating to the transactions described in (i) HOLDING's private placement memorandum and (ii) this Agreement;

      (e) represents and warrants that (1) it has had access to all relevant information regarding and has had adequate opportunity to ask questions and received answers concerning (i) the background and experience of the current and proposed officers and directors of HOLDING, (ii) the plans for the operations of the business of HOLDING, (iii) the business, operations and financial condition of the Other Founding Companies, and (iv) any plans for additional acquisitions and the like and (2) it has received all such relevant information and has asked any and all questions in the nature described in the preceding clause (1) and all questions have been answered to its satisfaction;

      (f) represents and warrants that (i) such STOCKHOLDER is an "accredited investor" (as defined in Rule 501(a) promulgated under the 1933 Act) and (ii) after taking into consideration the information and advice provided the STOCKHOLDER, such STOCKHOLDER (or for those STOCKHOLDERS that are trusts, its trustee or trustees) has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the HOLDING Stock and (iii) for any STOCKHOLDER that is a trust and is not an "accredited investor", such STOCKHOLDER counts as one purchaser for purposes of Rule 506 under the Securities Act;

      (g) represents and warrants that, to its knowledge, there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of HOLDING regarding an investment in the HOLDING Stock; and

      (h) acknowledges and agrees that the HOLDING Stock shall bear the following legend in addition to the legend required under Section 15 of this
Agreement:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY ENFINITY CORPORATION, AN OPINION OF COUNSEL TO ENFINITY CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The STOCKHOLDER acknowledges that the effect of the foregoing legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or use as loan collateral. The STOCKHOLDER consents that "stop transfer" instructions may be noted against the HOLDING Stock.

      5.35 Registration Statement Questionnaires. The completed Registration Statement Questionnaires attached hereto as Schedule 5.35 present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. If, prior to the 25th day after the date of the final prospectus of HOLDING utilized in connection with the IPO, the STOCKHOLDER becomes aware of any fact or circumstance which would affect the information disclosed in its Registration Statement Questionnaires in any material respect, then the STOCKHOLDER shall immediately give notice of such fact or circumstance to HOLDING.

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

However, subject to the provisions of Section 7.8, such notification shall not relieve the STOCKHOLDER of its obligations under this Agreement.

6. REPRESENTATIONS OF HOLDING and NEWCO

      HOLDING and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and that such representations and warranties shall survive the Closing Date until January 31, 1999 (the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO, a STOCKHOLDER actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

      6.1 Due Organization. HOLDING and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete, correct and certified copies of the Certificate of Incorporation and By-laws, each as amended, of HOLDING and NEWCO (the "HOLDING Charter Documents") are all attached hereto as Annex II.
Schedule 6.1 sets forth a list of all jurisdictions in which HOLDING or NEWCO is authorized or qualified to do business.

      6.2 Authorization. (i) The respective representatives of HOLDING and NEWCO executing this Agreement have the authority to enter into and bind HOLDING and NEWCO to the terms of this Agreement and (ii) HOLDING and NEWCO have the corporate right, power and authority to enter into this Agreement and the Merger.

      6.3 Capital Stock of HOLDING and NEWCO. The authorized capital stock of HOLDING and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by HOLDING and all of the issued and outstanding shares of the capital stock of HOLDING are owned by the persons set forth on Annex V hereof, in each case free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of NEWCO and HOLDING have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by HOLDING and by the persons set forth on Annex V, respectively, and were offered, issued, sold and delivered by HOLDING and NEWCO in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder of HOLDING or NEWCO.

      6.4 Transactions in Capital Stock, Organization Accounting. Except as set forth on Schedule 6.4 of this Agreement and as set forth in the Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates HOLDING or NEWCO to issue any of its authorized but unissued capital stock or its treasury stock; and (ii) neither HOLDING nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans of HOLDING and NEWCO, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of their respective capital stock.

      6.5 Subsidiaries. NEWCO has no subsidiaries. HOLDING has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither HOLDING nor NEWCO owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is HOLDING or NEWCO, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      6.6 Financial Statements. (a) Attached hereto as Schedule 6.6(a) are copies of the following financial statements of HOLDING (the "HOLDING Financial Statements"), which reflect the results of its operations from inception:
HOLDING's audited Balance Sheet as of December 31, 1997 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through December 31, 1997. Such HOLDING Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6(a)). Except as set forth on Schedule 6.6(a), such Balance Sheet as of December 31, 1997 presents fairly the financial position of HOLDING as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

      (b) Since the Balance Sheet Date, except as set forth in the draft of the Registration Statement delivered to the STOCKHOLDERS, and except as contemplated by this Agreement and the Other Agreements, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of HOLDING or NEWCO;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of HOLDING or NEWCO;

            (iii) any change in the authorized capital of HOLDING or NEWCO or their outstanding securities or any change in their ownership interests or any grant or issuance of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of HOLDING or NEWCO;

            (v) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of HOLDING or NEWCO;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of HOLDING or NEWCO to any person or entity;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to HOLDING or NEWCO in excess of $10,000 in the aggregate;

            (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of HOLDING or NEWCO or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any waiver of any material rights or claims of HOLDING or NEWCO;

            (x) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which HOLDING or NEWCO is a party or as to which it is a beneficiary;

            (xi) any transaction by HOLDING or NEWCO outside the ordinary course of its business;

            (xii) any other distribution of property or assets by HOLDING or NEWCO.

      6.7 Liabilities and Obligations. Except as set forth on Schedule 6.7, HOLDING and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

      6.8 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 6.8, neither HOLDING nor NEWCO is in violation of any law or regulation, which violation would have a Material Adverse Effect, or of any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings pending or, to the knowledge of HOLDING or NEWCO, threatened against or affecting HOLDING or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. HOLDING and NEWCO have conducted and are conducting their respective businesses in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation in any material respect of any of the foregoing.

      6.9 No Violations. Neither HOLDING nor NEWCO is in violation of any HOLDING Charter Document. None of HOLDING, NEWCO or, to the knowledge of HOLDING and NEWCO, any other party thereto is in default under any lease, instrument, agreement, license, or permit to which HOLDING or NEWCO is a party, or by which HOLDING or NEWCO, or any of its properties, is bound (collectively, the "HOLDING Documents"); and (a) the rights and benefits of HOLDING and NEWCO under the HOLDING Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of HOLDING's and NEWCO's obligations hereunder and the consummation by them of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the HOLDING Documents or the HOLDING Charter Documents. Except as set forth on Schedule 6.9, none of the HOLDING Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit of HOLDING or NEWCO.

      6.10 Validity of Obligations. The execution and delivery of this Agreement by HOLDING and NEWCO and the performance by them of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of HOLDING and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of HOLDING and NEWCO enforceable against HOLDING and NEWCO in accordance with its terms. The execution and delivery of the Other Agreements by HOLDING and the other subsidiaries of HOLDING that are party thereto and the performance by each of them of the transactions contemplated thereby have been duly and validly authorized by the respective Boards of Directors of HOLDING and such subsidiaries, and such Other Agreements have been duly and validly authorized by all necessary corporate action and are legal, valid and binding obligations of HOLDING and the subsidiaries that are party thereto.

      6.11 HOLDING Stock. At the time of issuance thereof, the HOLDING Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of HOLDING, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Section 15 hereof, will be identical in all material and substantive respects to the HOLDING Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of HOLDING Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in
Section 16 hereof.

      6.12 Other Agreements. Neither HOLDING nor NEWCO has entered or will enter into any material agreement with any of the Founding Companies or any of the stockholders of the Founding Companies other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein. Except with respect to the Schedules thereto and the consideration payable at the Effective Time of the Merger, the Other Agreements are substantially identical to this Agreement in all material respects. Following the date hereof, HOLDING shall provide a copy of each such Other Agreement (including all Schedules and Annexes thereto) to the Stockholder Representative promptly upon request.

      6.13 Business; Real Property; Material Agreements. Neither HOLDING nor NEWCO has conducted any operations or business since inception other than activities related to the HOLDING Plan of Organization. Neither HOLDING nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other material agreement, except as listed on
Schedule 6.13 and except that HOLDING is a party to the Other Agreements and the agreements contemplated thereby and to certain agreements which will be filed as Exhibits to the Registration Statement.

      6.14 Taxes. NEWCO is a newly formed entity with no tax or operational history. Except as set forth on Schedule 6.14:

            (i) All Returns required to have been filed by or with respect to HOLDING and any affiliated, combined, consolidated, unitary or similar group of which HOLDING is or was a member (a "HOLDING Relevant Group") with any Taxing Authority have been duly filed (taking into consideration any extension for each such Return), and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the HOLDING Relevant Group have been paid.

            (ii) The provisions for Taxes due by HOLDING and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the HOLDING Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the HOLDING Relevant Group.

            (iii) No corporation in the HOLDING Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the HOLDING Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction.

            (iv) Each corporation in the HOLDING Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (v) To the knowledge of any corporation in the HOLDING Relevant Group, no Taxing Authority is expected to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any corporation in the HOLDING Relevant Group either (i) claimed or raised by any Taxing Authority or
      (ii) otherwise known to any corporation in the HOLDING Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the HOLDING Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 6.14(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the HOLDING Relevant Group for all taxable periods, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the HOLDING Relevant Group will make available to the COMPANY and the STOCKHOLDERS, at their request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, HOLDING.

            (vi) No corporation in the HOLDING Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (vii) No corporation in the HOLDING Relevant Group has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G the Code.

            (viii) No corporation in the HOLDING Relevant Group is a party to any Tax allocation or sharing agreement.

            (ix) None of the assets of any corporation in the HOLDING Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the HOLDING Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

            (x) No corporation in the HOLDING Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the HOLDING Relevant Group is subject to an election under
      Section 341(f) of the Code or comparable provisions of any state statutes.

            (xi) No corporation in the HOLDING Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

            (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any corporation in the HOLDING Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

            (xiii) No corporation in the HOLDING Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

            (xiv) Each corporation in the HOLDING Relevant Group has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
      Section 6662(d) of the Code.

            (xv) No corporation in the HOLDING Relevant Group has any liability for Taxes of any person or entity other than such corporation in the HOLDING Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law),
      (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any corporation in the HOLDING Relevant Group under
      (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and
      Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and
      Section 1.1502-21A of the Treasury regulations or (vii) sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

      6.15 Disclosure. To the best knowledge of HOLDING, no representations or

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

warranties by HOLDING or NEWCO in this Agreement and no statement contained in the Registration Statement or in any other document furnished by HOLDING or NEWCO to the COMPANY or any of its STOCKHOLDERS pursuant to the provisions hereof, contains any untrue statement of material fact or omits to state any fact necessary in light of the circumstances under which it was made in order to make the statements herein or therein not misleading.

7. COVENANTS PRIOR TO CLOSING

      7.1 Access and Cooperation; Due Diligence. (a) Between the date of this Agreement and the Closing Date, the COMPANY will afford to the officers and authorized representatives of HOLDING and the Other Founding Companies (including, without limitation, their respective counsel) reasonable access, during normal business hours and upon prior written notice, to all of the COMPANY's sites, properties, books and records and will furnish HOLDING with such additional financial and operating data and other information as to the business and properties of the COMPANY as HOLDING or the Other Founding Companies may from time to time reasonably request in connection with and related to the transactions contemplated by this Agreement and the Registration Statement. The COMPANY will cooperate with HOLDING and the Other Founding Companies and their respective representatives, including HOLDING's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with the transactions contemplated by this Agreement. HOLDING, NEWCO, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, HOLDING will cause each of the Other Agreements, binding each of the Other Founding Companies, to contain a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company and to provide the COMPANY with reasonable access and information as will be provided by the COMPANY pursuant to this Section 7.1(a).

      (b) Between the date of this Agreement and the Closing Date, HOLDING will afford to the officers and authorized representatives of the COMPANY reasonable access during normal business hours and upon prior written notice to all of HOLDING's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of HOLDING and NEWCO as the COMPANY may from time to time reasonably request. HOLDING and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

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

      7.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, the COMPANY will, except (x) as set forth on
Schedule 7.2 or (y) as requested by HOLDING:

            (i) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

            (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

            (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) maintain and preserve its business organization intact and use commercially reasonable efforts to retain its present key employees and to maintain relationships with suppliers, customers and others having business relations with the COMPANY;

            (vi) maintain compliance in all material respects with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (vii) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the COMPANY as the instruments being replaced; and

            (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 Prohibited Activities. Except as disclosed on Schedule 7.3, between the date hereof and the Closing Date, the COMPANY will not, without the prior written consent of HOLDING:

            (i) make any change in its Certificate of Organization or By-laws;

            (ii) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of $25,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the business of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or
      (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business consistent with past practice (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 or 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice;

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material right or claim of the COMPANY; provided, that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice; provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

            (x) commit a material breach or amend or terminate any material contract, agreement, permit, license or other right to which the COMPANY is a party or as to which it is a beneficiary; or

            (xi) enter into any other transaction outside the ordinary course of its business consistent with past practice or prohibited hereunder.

      7.4 No Shop. None of the STOCKHOLDERS or the COMPANY, nor any agent, officer, director, trustee or any representative of any of the foregoing, will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate the submission of proposals or offers from any person or entity for, (ii) participate in any discussion pertaining to, or (iii) furnish any information to any person or entity other than HOLDING or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

      7.5 Notice to Bargaining Agents. Prior to the Pre-Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements. Promptly following delivery of such notice, the COMPANY shall provide HOLDING with a copy of such required notice, as sent.

      7.6 Agreements. On or prior to the Pre-Closing Date, the STOCKHOLDERS and the COMPANY shall terminate (i) any stockholders' agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee (other than the new employment agreements contemplated by Section 9.12) and (ii) any existing agreement between the COMPANY and any STOCKHOLDER (other than the agreements set forth in Schedule 9.7), in each case on or prior to the Closing Date. A list of such agreements is set forth on
Schedule 7.6. The COMPANY shall provide a copy of each such termination agreement to HOLDING on or prior to the Pre-Closing Date.

      7.7 Notification of Certain Matters. The STOCKHOLDERS and the COMPANY shall give prompt notice to HOLDING of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. HOLDING and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of HOLDING or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of HOLDING or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

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

      7.8 Amendment of Schedules. (a) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Pre-Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business consistent with past practice.

      (b) Prior to the anticipated effectiveness of the Registration Statement, and notwithstanding the foregoing clause (a), the provisions of this clause (b) shall apply: no amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDERS that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless HOLDING and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and no amendment or supplement to a Schedule prepared by HOLDING or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section
7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company or upon HOLDING, then HOLDING shall give the COMPANY notice promptly after it has knowledge thereof, which notice shall give in reasonable detail the facts and circumstances underlying such amendment or supplement. If HOLDING and a majority of the Founding Companies consent to such amendment or supplement, then such amendment or supplement shall become effective whether or not the COMPANY has given its consent; provided, that if such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the Other Founding Company that is proposing such amendment or supplement or on HOLDING and the COMPANY does not consent (or is not deemed to have consented) to such amendment or supplement, then the COMPANY shall have the right to terminate this Agreement by notice to HOLDING given prior to the earlier of the Effective Time of the Merger and the fifth day following the date on which HOLDING gives notice to the COMPANY seeking its consent to such amendment or supplement. Consent shall have been deemed given for all purposes of this Agreement by HOLDING or any Founding Company if no response is received from HOLDING or any such Founding Company within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the exigencies of the circumstances under which such consent is requested). In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8 and HOLDING and a majority of the Other Founding Companies do not consent (or are not deemed to have consented) to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that HOLDING or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent

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

(or are not deemed to have consented) to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof.

      (c) For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8, except that, notwithstanding anything to the contrary contained in this Agreement, if the COMPANY or the STOCKHOLDERS on the one hand, or HOLDING or NEWCO on the other hand, amends or supplements a Schedule which results in a termination of this Agreement and such amendment or supplement arises out of or reflects facts or circumstances which such party knew about at the time of execution of this Agreement or if such amendment or supplement otherwise is proposed in bad faith, such party shall pay or reimburse HOLDING and NEWCO or the COMPANY and the STOCKHOLDERS, as the case may be, for all of the legal, accounting and other out of pocket costs reasonably incurred in connection with this Agreement and the IPO as it relates to HOLDING, NEWCO, the COMPANY and the STOCKHOLDERS.

      7.9 Cooperation in Preparation of Registration Statement. The COMPANY and STOCKHOLDERS shall furnish or cause to be furnished to HOLDING and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDERS requested by HOLDING or the Underwriters for inclusion in, and will cooperate with HOLDING and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise HOLDING if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the COMPANY or the STOCKHOLDERS, the COMPANY represents and warrants as to such information with respect to itself, and each STOCKHOLDER (other than the Stockholders listed on Schedule 5(A)) represents and warrants, as to such information with respect to the COMPANY and himself or herself, that the Registration Statement at its effective date, at the date of the Final Prospectus (as defined in the Underwriting Agreement), the Preliminary Prospectus (as defined in the Underwriting Agreement), and each amendment to the Registration Statement, and at each closing date with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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

      7.10 Final Financial Statements. The COMPANY shall provide prior to the Closing Date, and HOLDING shall have had sufficient time prior thereto to review, the unaudited consolidated balance sheets of the COMPANY as of the end of each fiscal quarter following the Balance Sheet Date that ends at least 45 days prior to the Closing Date (or if sooner, that ends on the 135th day following the end of the prior fiscal quarter for which financial statements were provided to HOLDING pursuant to Section 5.9 or this Section 7.10), and the unaudited consolidated statements of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Upon delivery of such financial statements, each STOCKHOLDER (except for those STOCKHOLDERS listed on Schedule 5(A)) shall be deemed to represent and warrant, jointly and severally to HOLDING and NEWCO that (a) such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein) and (b) except as noted in such financial statements, all of such financial statements present fairly in all material respects the financial position of the COMPANY as of the dates indicated thereon and the results of operations and cash flows of the COMPANY for the periods indicated thereon.

      7.11 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 Authorized Capital. HOLDING shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the HOLDING Stock.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY

      The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Pre-Closing Date and, to the extent specified in this
Section 8, on the Closing Date, are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Section 8. As of the Pre-Closing Date and/or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the STOCKHOLDERS unless such parties have objected by notifying HOLDING in writing of such objection on or before the closing on the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively; provided, that any waiver of compliance with a particular representation or warranty contained in this Agreement shall operate as a waiver of compliance with such representation and warranty

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

for all purposes of this Agreement except with respect to the fraud or intentional misconduct of the party making such representation and warranty.

      8.1 Representations and Warranties. All representations and warranties of HOLDING and NEWCO contained in Section 6 and Section 17 shall be true and correct in all material respects on the date hereof and on and as of each of the Pre-Closing Date and the Closing Date as though such representations and warranties had been made on and as of each of the Pre-Closing Date and the Closing Date; and certificates to the foregoing effect dated each of the Pre-Closing Date and the Closing Date, as the case may be, and signed by the President or any Vice President of HOLDING shall have been delivered to the STOCKHOLDERS.

      8.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by HOLDING and NEWCO on or before each of the Pre-Closing Date and the Closing Date shall have been duly complied with and performed in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and certificates to the foregoing effect dated each of the Pre-Closing Date and the Closing Date and signed by the President or any Vice President of HOLDING shall have been delivered to the STOCKHOLDERS.

      8.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it impracticable to proceed with the transactions hereunder.

      8.4 Opinions of Counsel. The COMPANY shall have received opinions from counsel for HOLDING, dated the Pre-Closing Date, in the forms annexed hereto as Annex VI and as Annex VIII.

      8.5 Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, on terms such that the aggregate value of the cash and the number of shares of HOLDING Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III.

      8.6 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made, and no action or proceeding shall have been instituted or threatened to restrain or prohibit HOLDING's acquisition of the COMPANY Stock.

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

      8.7 Good Standing Certificates. HOLDING and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no earlier than five days prior to the Pre-Closing Date, duly issued by the Delaware Secretary of State and in each state in which HOLDING or NEWCO is authorized to do business, showing that each of HOLDING and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for HOLDING and NEWCO, respectively, for all periods prior to the Pre-Closing have been filed and paid.

      8.8 No Material Adverse Change. As of the Pre-Closing Date and as of the Closing Date, no event or circumstance shall have occurred with respect to HOLDING, NEWCO or any of the Other Founding Companies which would constitute a Material Adverse Effect on HOLDING, NEWCO and the Founding Companies taken as a whole.

      8.9 Closing of IPO. The closing of the sale of the HOLDING Stock to the Underwriters in the IPO shall have occurred simultaneously with the Closing Date hereunder.

      8.10 Secretary's Certificate. The COMPANY shall have received a certificate or certificates, dated the Pre-Closing Date and the Closing Date and signed by the secretary of HOLDING and of NEWCO, certifying the truth and correctness of attached copies of HOLDING's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of HOLDING and NEWCO approving HOLDING's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 Employment Agreements. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement mutually acceptable to such person and HOLDING. Each such employment agreement will be substantially identical in all material respects to the employment agreements entered into pursuant to Section 8.11 of the Other Agreements (the "Other Employment Agreements"). Each of the persons listed on Schedule 9.12 will have the opportunity to review each such Other Employment Agreement.

      8.12 Director Indemnification. HOLDING shall have obtained directors and officers liability insurance from a reputable insurance company in type and amount approved by at least five of the Founding Companies.

      8.13 Chief Executive Officer. Rodney C. Gilbert or another individual approved by at least five of the Founding Companies shall have been appointed as Chief Executive Officer of HOLDING.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HOLDING AND NEWCO

      The obligations of HOLDING and NEWCO with respect to actions to be taken on the Pre-Closing Date and, to the extent specified in this Section 9, on the Closing Date, are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Section 9. As of the Pre-Closing Date and/or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by HOLDING and NEWCO unless such parties have objected by notifying the COMPANY and the STOCKHOLDERS in writing of such objection on or before the closing on the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively; provided, that any waiver of compliance with a particular representation or warranty contained in this Agreement shall operate as a waiver of compliance with such representation and warranty for all purposes of this Agreement except with respect to the fraud or intentional misconduct of the party making such representation and warranty.

      9.1 Representations and Warranties. All the representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of each of the Pre-Closing Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of each of the Pre-Closing Date and the Closing Date; and the STOCKHOLDERS shall have delivered to HOLDING certificates dated each of the Pre-Closing Date and the Closing Date, as the case may be, and signed by them to such effect.

      9.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before each of the Pre-Closing Date and the Closing Date shall have been duly performed or complied with in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and the STOCKHOLDERS shall have delivered to HOLDING certificates dated the Pre-Closing Date and the Closing Date, respectively, and signed by them to such effect.

      9.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of HOLDING as a result of which the management of HOLDING deems it impracticable to proceed with the transactions hereunder.

      9.4 Secretary's Certificate. HOLDING shall have received a certificate or certificates, dated each of the Pre-Closing Date and the Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Articles of Organization (including amendments thereto), By-Laws (including amendments


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

thereto), and resolutions of the board of directors and the STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.5 No Material Adverse Change. As of the Pre-Closing Date and as of the Closing Date, no event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

      9.6 STOCKHOLDERS' Release. The STOCKHOLDERS and the individuals listed on
Schedule 9.6 shall have delivered to HOLDING an instrument dated the Pre-Closing Date releasing the COMPANY, to the maximum extent permitted by law, from any and all (i) claims of the STOCKHOLDERS against the COMPANY and (ii) obligations of the COMPANY to the STOCKHOLDERS, except for (x) items specifically identified on Schedules 5.10, 5.15 and 9.6 as being claims of or obligations to the STOCKHOLDERS and (y) continuing obligations to the STOCKHOLDERS relating to their employment by the COMPANY.

      9.7 Termination of Related Party Agreements. Except as set forth on
Schedule 9.7, or as contemplated by Section 9.12, all existing agreements between the COMPANY and the STOCKHOLDERS or any Affiliate of any STOCKHOLDER shall have been canceled effective prior to or as of the Closing Date.

      9.8 Opinion of Counsel. HOLDING shall have received one or more opinions of counsel to the COMPANY and the STOCKHOLDERS, dated the Pre-Closing Date and including a statement to the effect that it may be relied upon as of the Closing Date (or in the absence of such a statement, a separate opinion of such counsel dated the Closing Date), substantially in the form annexed hereto as Annex VII, and covering matters customary under the circumstances or covering such additional matters as the Underwriters may reasonably request, and the Underwriters shall have received a copy of the same opinion addressed to them.

      9.9 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

      9.10 Good Standing Certificates. The COMPANY shall have delivered to HOLDING a certificate, dated as of a date no earlier than five days prior to the Pre-Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by HOLDING, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and if

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

applicable, that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Pre-Closing have been filed and paid.

      9.11 Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, on terms such that the aggregate value of the cash and the number of shares of HOLDING Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III.

      9.12 Employment Agreements. Each of the persons listed on Schedule 9.12 shall have entered into an employment agreement mutually acceptable to such person and HOLDING.

      9.13 Closing of IPO. The closing of the sale of the HOLDING Stock to the Underwriters in the IPO shall have occurred simultaneously with the Closing Date hereunder.

      9.14 FIRPTA Certificate. Each STOCKHOLDER shall have delivered to HOLDING a certificate to the effect that he or she is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

10. COVENANTS OF HOLDING AND THE STOCKHOLDERS AFTER CLOSING

      10.1 Release From Guarantees; Repayment of Certain Obligations. HOLDING shall use its best efforts to have the STOCKHOLDERS released from the guarantees listed on Schedule 10.1 of the indebtedness that they personally guaranteed and from the pledges of the assets listed on Schedule 10.1 that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by HOLDING. In the event that HOLDING cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to the 90th day subsequent to the Closing Date, HOLDING shall pay off or otherwise refinance or retire such indebtedness and, if HOLDING cannot obtain such releases on or prior to the Closing Date, then HOLDING agrees to indemnify the STOCKHOLDERS against any and all claims made against them by the beneficiaries of such guarantees which arise as a result of HOLDING's failure to cause such guarantees to be released on or prior to the Closing.

      10.2 Preparation and Filing of Tax Returns.

      (a) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Closing Date. Each STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

      (b) HOLDING shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date.

      (c) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

      10.3 Directors and Officers. The persons named in the Registration Statement shall be appointed as directors and elected as officers of HOLDING, as and to the extent set forth in the Registration Statement, promptly following the Closing Date.

      10.4 Preservation of Employee Benefit Plans. Following the Closing Date, HOLDING shall not require that the COMPANY terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as HOLDING is able to replace such plan with a plan that is applicable to HOLDING and all of its then existing subsidiaries. HOLDING shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, that any new health insurance plan shall provide for coverage for preexisting conditions. Notwithstanding the foregoing, on or following the Closing Date, HOLDING may require that the COMPANY freeze or terminate any defined benefit pension plans in effect at the COMPANY at any time, subject to applicable laws, and HOLDING shall have no obligation to provide replacement defined benefit pension plans.

      10.5 Director Indemnification. HOLDING agrees to indemnify each STOCKHOLDER (or for any STOCKHOLDER that is a trust, its trustees or beneficiaries, as applicable), if any, who will become a director of HOLDING on the Closing Date, as set forth in the Registration Statement, from all liabilities he or she may incur as a director of HOLDING, except for all liabilities arising from (i) any breach of such person's duty of loyalty to HOLDING or its stockholders or subsidiaries, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any violations of Section 174 of the Delaware GCL or (iv) any transactions from which the director derived an improper personal benefit.

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

     10.6 HOLDING Options. HOLDING agrees that at the Closing, it shall reserve and set aside options to purchase shares of HOLDING Stock to be allocated to the officers and employees of the COMPANY and the Other Founding Companies representing, in the aggregate, 6% of the HOLDING Stock outstanding as of the close of the IPO. Half of such options shall be allocated equally among the COMPANY and the Other Founding Companies, and the other half of such options shall be allocated among the COMPANY and the other Founding Companies based on their relative valuations determined by reference to the aggregate consideration to be paid to their respective stockholders pursuant to this Agreement and the Other Agreements. Following consummation of the IPO, the COMPANY's Board of Directors will be entitled to determine the recipients of such option grants subject to the terms of HOLDING's stock option plan and applicable law.


11. INDEMNIFICATION

      The STOCKHOLDERS, HOLDING and NEWCO each make the following covenants that are applicable to them, respectively:

      11.1 General Indemnification by the STOCKHOLDERS. The STOCKHOLDERS listed on Schedule 11.1 covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless HOLDING, NEWCO, the COMPANY and the Surviving Corporation in amounts not to exceed the respective amounts set forth next to each STOCKHOLDER's name on Schedule 11.1, at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses) incurred by HOLDING, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) subject to the survival periods set forth in Section 5, any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith as of the date made and as of the date any such representations and warranties are re-confirmed, (ii) any breach on the part of the STOCKHOLDERS or the COMPANY of any agreement under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, either (1) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS, and provided in writing to HOLDING or its counsel by the COMPANY or the STOCKHOLDERS for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (2) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading and not provided to HOLDING or its counsel by the COMPANY or its STOCKHOLDERS for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, (iv) the matters described on Schedule 11.1(iv), (v) any Tax (in excess of all amounts accrued therefor on the Balance Sheet included in the COMPANY Financial Statements) relating to a period ending on or before the Closing Date (or any portion of a period ending after the Closing Date that relates to the portion of such period ending on the Closing Date, using the closing of the books method) that has not been paid on or before the Closing Date, or (vi) any Tax imposed upon or relating to any third party for a pre-Closing Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provisions of state, local of foreign law), as a transferee or successor,

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

by contract or otherwise, provided, however, (A) that in the case of any indemnity arising pursuant to clause (iii), such indemnity shall not inure to the benefit of HOLDING, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to HOLDING's counsel and to HOLDING for inclusion in the final prospectus, and such information was not so included or properly delivered, and (B) that each STOCKHOLDER other than the Energy Systems Industries, Inc. Stock Sharing Trust shall be liable for indemnification obligations pursuant to this Section 11.1 that are attributable to a breach of any representation, warranty or agreement made in Sections 5.31 through 5.35 by that STOCKHOLDER and not for breach of the representations, warranties or agreements made in Sections 5.31 through 5.35 by any other STOCKHOLDER.

      11.2 Indemnification by HOLDING. HOLDING covenants and agrees that it will indemnify, defend, protect and hold harmless the COMPANY and the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the COMPANY or the STOCKHOLDERS as a result of or arising from (i) any breach by HOLDING or NEWCO of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith as of the date made and as of the date any such representations and warranties are re-confirmed, (ii) any breach on the part of HOLDING or NEWCO of any agreement under this Agreement, (iii) any liability which the STOCKHOLDERS may incur due to HOLDING's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that HOLDING or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, either (1) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to HOLDING or NEWCO included in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (2) arising out of or based upon any omission or alleged omission to state therein a material fact relating to HOLDING or NEWCO required to be stated therein or necessary to make the statements therein not misleading or (v) the matters described on Schedule 11.2(v).

      11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person or entity not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount


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

thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any action or proceeding without the written consent of the Indemnified Party unless the Indemnified Party is fully released and exonerated from all matters related to the claim. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses or out-of-pocket expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim, which settlement provides solely for the payment of monetary damages and effects a full release of the Indemnified Party from all matters related to the claim, and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, and the Indemnifying Party, upon payment of such settlement amount to such Third Person, shall be deemed released from any and all obligation or liability with respect thereto and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense that the Indemnifying Party subsequently incurs with respect to such claims and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The


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

parties hereto will make appropriate adjustments for any tax benefits or detriments and any insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 Exclusive Remedy. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

      11.5 Limitations on Indemnification. Notwithstanding the foregoing, HOLDING, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS giving the indemnification contemplated by this Section 11 unless, and solely to the extent that, the aggregate of all claims which such persons and entities may have against such STOCKHOLDERS shall exceed, in the aggregate for all such claims, 2.0% of the sum of (i) the cash paid to STOCKHOLDERS giving the indemnification contemplated by this Section 11 plus (ii) the value (determined in accordance with the last paragraph of Section 11.5) of the HOLDING Stock delivered to STOCKHOLDERS giving the indemnification contemplated by this Section 11 (the "Indemnification Threshold"), provided, however, that except with respect to the matters specified on Schedule 11.5, HOLDING, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 11.1 may assert and shall be indemnified for any claim under Section 11.1(iv) or 11.1(v) at any time, regardless of whether the aggregate of all claims which such persons and entities may have against any STOCKHOLDER or all STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iv) or 11.1(v) shall not be counted towards the Indemnification Threshold, other than with respect to the matters specified in
Schedule 11.5 which shall count toward the Indemnification Threshold. The STOCKHOLDERS shall not assert any claim for indemnification hereunder against HOLDING or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDERS may have against HOLDING or NEWCO shall exceed, in the aggregate for all such claims, $100,000, provided, however, that the STOCKHOLDERS and the other persons or entities indemnified pursuant to
Section 11.2 may assert and shall be indemnified for any claim under Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons and entities may have against any of HOLDING or NEWCO exceeds $100,000, it being understood that the amount of any such claim under Section 11.2(v) shall not be counted towards such $100,000 amount. No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement (except the proviso to this sentence), no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the


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

amount set forth opposite such STOCKHOLDER's name on Schedule 11.1, provided that a STOCKHOLDER's indemnification obligations pursuant to Section 11.1(iv) or 11.1(v) shall not be limited. Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of HOLDING Stock, or a combination thereof as determined by the Indemnifying Party in its sole discretion. For purposes of calculating the value of the HOLDING Stock received or delivered by a STOCKHOLDER (for purposes of determining the Indemnification Threshold, limitation on indemnity set forth in the second preceding sentence and the amount of any indemnity paid), the HOLDING Stock shall be valued at its initial public offering price as set forth in the Registration Statement.

12. TERMINATION OF AGREEMENT

      12.1 Termination.This Agreement may be terminated at any time prior to the Pre-Closing Date solely:

      (i) by mutual consent of the boards of directors of HOLDING and the COMPANY;

      (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by HOLDING (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Pre-Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

      (iii) by the STOCKHOLDERS or the COMPANY, on the one hand, or by HOLDING, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Pre-Closing Date;

      (iv) pursuant to Section 7.8 hereof; or

      (v) pursuant to Section 4 hereof.

      12.2 Liabilities in Event of Termination. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.


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

13. NONCOMPETITION

      13.1 Prohibited Activities. The STOCKHOLDERS and the individuals listed on
Schedule 13.1(a) (who shall be deemed to be STOCKHOLDERS for all purposes of this Section 13) will not, for a period commencing on the Closing Date and ending on the date that is four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any heating, ventilation, air conditioning, energy or environmental services business in direct competition with HOLDING or any of the subsidiaries thereof, within the United States of America or within 100 miles of where the COMPANY or any of its subsidiaries or any of the Other Founding Companies conducted business prior to the effectiveness of the Merger (the "Territory") ;

      (ii) call upon any person who is, at that time, within the Territory, an employee of HOLDING (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of HOLDING (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

      (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Closing Date, a customer of HOLDING (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with HOLDING (or any of the subsidiaries thereof) within the Territory;

      (iv) call upon any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any competitor in the heating, ventilation, air conditioning, energy or environmental services business, which candidate, to the actual knowledge of such STOCKHOLDER after due inquiry, was called upon by HOLDING (including the subsidiaries thereof) or for which, to the actual knowledge of such STOCKHOLDER after due inquiry, HOLDING (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

      (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.


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      Notwithstanding the above, (A) the foregoing covenants shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter and (B) the foregoing covenants shall not be deemed to apply to any STOCKHOLDER listed on Schedule 13.1(b), each of whom either (i) beneficially owns less than 3% of the COMPANY's outstanding common stock, (ii) only owns shares of the Company's outstanding preferred stock or is a trustee of a trust that only owns shares of the Company's preferred stock or (iii) except for Anthony I. Shaker, is a beneficiary of the Energy Systems Industries Inc. Stock Sharing Trust.

      13.2 Damages. Because of the difficulty of measuring economic losses to HOLDING as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to HOLDING for which it would have no other adequate remedy, each STOCKHOLDER agrees that, in the event of any breach or threatened breach by such STOCKHOLDER, the foregoing covenant may be enforced by HOLDING by injunctions and restraining orders.

      13.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of HOLDING (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of HOLDING.

      13.4 Severability; Reformation. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

      13.5 Independent Covenant. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against HOLDING (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by HOLDING of such covenants. It is specifically agreed that the period of four (4) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 Materiality. The COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.


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14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or HOLDING, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or HOLDING's respective businesses. The STOCKHOLDERS agree that they will not disclose any such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of HOLDING, (b) following the Pre-Closing, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for HOLDING or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of any of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall give prior written notice thereof to HOLDING and provide HOLDING with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section 14, HOLDING shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting HOLDING from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

      14.2 HOLDING and NEWCO. HOLDING and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. HOLDING and NEWCO agree that, prior to the Pre-Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to underwriters and their counsel in connection with the registration statement and (d) to the Other Founding Companies and their representatives who have agreed to maintain confidentiality pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of HOLDING or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information


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pursuant to this clause (ii), HOLDING and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or
(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by HOLDING or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining HOLDING and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Upon any termination of this Agreement, HOLDING and NEWCO shall return all confidential information of the Company then in their possession.

      14.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 Survival. The obligations of the parties under this Article 14 shall survive for a period of two (2) years from the Closing Date, or in the event this Agreement in terminated, for a period of two (2) years from the date of termination.

15. TRANSFER RESTRICTIONS

      15.1 Transfer Restrictions. For a period of three years from the Closing Date, except pursuant to Section 16 hereof or for purposes of satisfying indemnification obligations hereunder or, in the case of the Energy Systems, Inc. Stock Sharing Trust, for purposes of making distributions in connection with its termination to its beneficiaries as permitted by applicable law, the STOCKHOLDER shall not (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose (a "Transfer") of (a) any shares of HOLDING Stock received by the STOCKHOLDER pursuant to the terms hereof or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of HOLDING Stock, in whole or in part, and no such attempted Transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of HOLDING Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of HOLDING Stock acquired pursuant hereto (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions); provided, that from and after the 24th month following the Closing Date, the STOCKHOLDER shall be entitled to make such a Transfer of up to 50% of the number shares of HOLDING Stock received by the STOCKHOLDER pursuant to the terms hereof; and, provided, further, that from and after the


                                       59
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

30th month following the Closing Date, the STOCKHOLDER shall be entitled to make such a Transfer of up to 75% of the number shares of HOLDING Stock received by the STOCKHOLDER pursuant to the terms hereof. Notwithstanding the foregoing, (x) the STOCKHOLDER may Transfer shares of HOLDING Stock to immediate family members (or trusts for the benefit of the STOCKHOLDER or family members, the trustees of which so agree) (such family members and trusts are referred to herein as "Permitted Transferees"); provided, that the family member, trust, trustee, pledgee or other beneficiary of such Transfer, encumbrance or pledge, as the case my be, agrees in writing prior to such transaction to be bound by (1) the provisions of this Section as if a STOCKHOLDER and party hereto and (2) the indemnification provisions set forth in this Agreement as if a STOCKHOLDER and party hereto; and (y) the STOCKHOLDER may encumber or pledge any of such shares of HOLDING Stock. The certificates evidencing the HOLDING Stock delivered to the STOCKHOLDER pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as HOLDING may deem necessary or appropriate:

      EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED BY THAT CERTAIN AGREEMENT AND PLAN OF ORGANIZATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY FOR PUBLIC INSPECTION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE THIRD ANNIVERSARY OF THE CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16. REGISTRATION RIGHTS

      16.1 Piggyback Registration Rights. At any time following the Closing Date, whenever HOLDING proposes to register any HOLDING Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by HOLDING, (ii) registrations relating to employee benefit plans and (iii) registrations constituting secondary offerings of shares issued in connection with any acquisitions of businesses or assets, HOLDING shall give each of the STOCKHOLDERS written notice of its intent to do so at least 15 days prior to the date of filing of a registration statement with the Securities and Exchange Commission with respect to such registration. Upon the written request of any of the STOCKHOLDERS or its Permitted Transferees given within 15 days after receipt of such notice, HOLDING shall cause to be included in such registration all of the HOLDING Stock issued to the STOCKHOLDERS


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

pursuant to this Agreement or transferred to such Permitted Transferees which any such STOCKHOLDER or Permitted Transferee requests be included in such registration, provided that HOLDING shall have the right to reduce the number of shares to be included by the STOCKHOLDER in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to HOLDING or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if the proposed offering is a firm commitment underwritten offering and HOLDING is advised in writing in good faith by any managing underwriter of the securities being offered that the number of shares to be included in such registration is greater than the number of such shares which can be offered without adversely affecting the offering, HOLDING may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by HOLDING after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than HOLDING, the STOCKHOLDERS and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDERS and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing on a pro rata basis the number of shares to be sold by the Founding Stockholders.

      16.2 Demand Registration Rights. (a) At any time after the date that is three years after the Closing Date, the holders of 30% of the shares of HOLDING Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements that have not been previously registered or sold and that are not then entitled to be sold under Rule 144(k) (or any successor provision) promulgated under the 1933 Act may request in writing that HOLDING file a registration statement under the 1933 Act covering the registration of shares of HOLDING Stock issued to such Founding Stockholders pursuant to this Agreement and the Other Agreements (including any stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such HOLDING Stock) then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, HOLDING shall give written notice of such request to all other of such Founding Stockholders and shall, as soon as reasonably practicable but in no event later than 45 days after the date on which HOLDING gave such notice to such Founding Stockholders, file and thereafter use its best efforts to cause to become effective a registration statement covering all shares that such Founding Stockholders have requested to be included in such registration, which requests must be delivered to HOLDING no later than 30 days following HOLDING's delivery of such notice to such Founding Stockholders. HOLDING shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for 120 days (or such shorter period as is required to sell all of the shares registered thereon).

      (b) Notwithstanding the foregoing paragraph, following such a demand, a majority of HOLDING's disinterested directors (i.e., directors who have not demanded or elected to sell


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

shares in any such public offering) may defer the filing of the registration statement for one 30-day period.

      (c) If at the time of any request by the Founding Stockholders for a Demand Registration, HOLDING has plans to file, within 60 days after such request, a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, then no registration of the HOLDING Stock held by the Founding Stockholders shall be initiated under this Section 16.2 until 90 days after the effective date of such registration unless HOLDING is no longer proceeding diligently to effect such registration; provided that if such registration is for HOLDING Stock, then HOLDING shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 16.1 hereof.

      (d) In addition, if the Founding Stockholders offering shares are advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 16.2 that the number of shares to be sold by such Founding Stockholders is greater than the number of such shares which can be offered without adversely affecting the offering, then the shares to be registered for each of the Founding Stockholders offering shares shall be reduced pro rata (based upon the number of shares proposed to be sold by each such Founding Stockholder) to a number deemed satisfactory by such managing underwriter.

      16.3 Registration Procedures. All expenses incurred in connection with the registrations under this Article 16 (including all registration, filing, qualification, blue sky, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by HOLDING. In connection with registrations under Section 16.1 and 16.2, HOLDING shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement and all necessary amendments thereto with respect to the HOLDING Stock and use its best efforts to cause such registration to promptly become and remain effective until the earlier of (a) such time as all of the shares covered by the registration statement have been disposed of and (b) 120 days after the effective date of the registration statement; provided, that if HOLDING or the managing underwriter for such offering requires that a STOCKHOLDER refrain from selling shares at any time during the offering, then such 120-day period shall be extended for the period of time equal to the period for which the STOCKHOLDER was required to refrain from selling shares;
(ii) use its best efforts to register and qualify the HOLDING Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the HOLDING Stock; and
(iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

      16.4 Underwriting Agreement. In connection with each registration pursuant to Section 16.1 or 16.2 covering an underwritten registered public offering, HOLDING and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an


                                       62
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

arrangement between such managing underwriters and companies of HOLDING's size and investment stature, including reasonable and customary indemnification provisions.

      16.5 Availability of Rule 144. Notwithstanding any other provision of this
Section 16, HOLDING shall not be obligated to register shares of HOLDING Stock held by any STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER for such shares.

      16.6 Market Standoff. In consideration of the granting to the STOCKHOLDER of the registration rights under this Section 16 and if requested by the managing underwriter, each STOCKHOLDER agrees that, until the third anniversary of the Closing Date, it will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of HOLDING Stock during the period from the effective date of the registration statement through the 90th day following the effective date of such registration, provided, that: (i) all directors, executive officers and holders of more than five percent of the outstanding HOLDING Stock agree to the same restrictions; and (ii) with respect to the first public offering of shares of HOLDING Stock within three years following the IPO, the STOCKHOLDER shall have been afforded a meaningful opportunity to include shares in such registration after giving effect to any reduction by reason of underwriters' advice, unless sales by such STOCKHOLDER otherwise are restricted by Section 15.

17. REPRESENTATIONS AND COVENANTS RELATING TO TAX-FREE ORGANIZATION

      The COMPANY, the STOCKHOLDERS, the Other Founding Companies and the stockholders of the Other Founding Companies have requested that Morgan, Lewis & Bockius LLP provide an opinion as to the qualification under section 351 of the Code of the Merger, the mergers involving the Other Founding Companies and the IPO (collectively referred to herein as the "Proposed Transaction"). The parties to this Agreement hereby make the following representations and warranties and acknowledge that such representations and warranties are for the benefit of and will be relied upon by Morgan, Lewis & Bockius LLP for purposes of such opinion.

      17.1 Representations and Warranties of the COMPANY and the STOCKHOLDERS. Each of the COMPANY and each of the STOCKHOLDERS jointly and severally represents and warrants to HOLDING and NEWCO that all of the following representations and warranties in this Section are true at the date of this Agreement and shall be true at the time of the Pre-Closing and the Closing Date and that such representations and warranties shall survive the Closing Date until such time as all statute of limitations periods have run for all tax periods ended on or prior to or which include the Closing Date, which shall be deemed to be the Expiration Date for purposes of this Section 17.1; provided, that with respect to


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the STOCKHOLDERS listed on Schedule 5(A), the representations and warranties contained in this Section 17.1 are made on a several and not joint basis.

      (a) No stock or securities of HOLDING will be issued to any STOCKHOLDER for services rendered to or for the benefit of HOLDING in connection with the Proposed Transaction.

      (b) No stock or securities of HOLDING will be issued for any indebtedness of HOLDING owed to any STOCKHOLDER in connection with the Proposed Transaction.

      (c) Each STOCKHOLDER will receive HOLDING Stock or other property approximately equal to the fair market value of the shares of the COMPANY Stock such STOCKHOLDER surrenders pursuant to this Agreement.

      (d) Except as otherwise provided in Section 18.6, each of the parties to the Proposed Transaction will pay its or his/her own expenses, if any, incurred in connection with the Proposed Transaction.

      (e) The COMPANY and each STOCKHOLDER shall comply with the tax reporting requirements of section 1.351-3 of the Treasury regulations promulgated under the Code, and shall treat the transaction as a transfer of property under section 351(a) of the Code.

      (f) Except as otherwise specifically contemplated by this Agreement or the Registration Statement, after the Closing Date, no STOCKHOLDER shall take any action that would jeopardize the qualification as a transaction under Section 351 of the Code of the Proposed Transaction.

      (g) The fair market value of the assets of the COMPANY exceeds the sum of the liabilities of the Company, plus the amount of liabilities, if any, to which such assets are subject.

      (h) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 351(e)(2) of the Code.

      (i) None of the COMPANY Stock is subject to any liabilities.

      (j) None of the COMPANY Stock is section 306 stock within the meaning of section 306(c) of the Code.

      17.2 Representations and Warranties of the STOCKHOLDERS. Each STOCKHOLDER severally represents and warrants to HOLDING and NEWCO that the representations and warranties set forth below are true as of the date of this Agreement and shall be true at the time of the Pre-Closing and the Closing Date, and that such representations and warranties shall survive the Closing Date until such time as all statute of limitations periods have


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run for all tax periods ended on or prior to or which include the Closing Date, which shall be deemed to be the Expiration Date for purposes of this Section
17.2.

      (a) There is no indebtedness between such STOCKHOLDER and HOLDING, and there will be no indebtedness created in favor of such STOCKHOLDER as a result of the Proposed Transaction.

      (b) Such STOCKHOLDER does not have any current plan or intention that may be regarded as a part of the entire preconceived plan that includes the Merger, or is under any prearranged binding commitment or contract, to sell, exchange, distribute or otherwise dispose of, to pledge or otherwise encumber, or to enter into a short sale, equity swap, option or other risk-reducing transaction with respect to, shares of HOLDING Stock to be issued to such STOCKHOLDER pursuant to this Agreement.

      17.3 Representations and Warranties of HOLDING and NEWCO. HOLDING and NEWCO jointly and severally represent and warrant to the COMPANY and the STOCKHOLDERS that all of the following representations and warranties in this Section are true at the date of this Agreement and shall be true at the time of the Pre-Closing and the Closing Date and that such representations and warranties shall survive the Closing Date until such time as all statute of limitations periods have run for all tax periods ended on or prior to or which include the Closing Date, which shall be deemed to be the Expiration Date for purposes of this Section 17.3.

      (a) No stock or securities will be issued to the STOCKHOLDERS, the stockholders of the Other Founding Companies (who, together with the STOCKHOLDERS, are hereinafter referred to as the "HOLDERS") and the purchasers of the HOLDING Stock in the IPO for services rendered to or for the benefit of HOLDING in connection with the Proposed Transaction.

      (b) No stock or securities will be issued for any indebtedness owed to any HOLDER in connection with the Proposed Transaction.

      (c) Each HOLDER will receive HOLDING Stock or other property approximately equal to the fair market value of the shares of the stock in its respective Founding Company that such HOLDER surrenders pursuant to this Agreement or the Other Agreements, as the case may be.

      (d) There is no indebtedness between the HOLDERS and HOLDING, and there will be no indebtedness created in favor of any HOLDER as a result of the Proposed Transaction.

      (e) Except as otherwise provided in Section 18.6, each of the parties to the Proposed Transaction will pay its or his/her own expenses, if any, incurred in connection with the Proposed Transaction.


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

      (f) Each of NEWCO and HOLDING shall comply with the tax reporting requirements of section 1.351-3 of the Treasury regulations promulgated under the Code, and shall treat the transaction as a transfer of property under section 351(a) of the Code.

      (g) Except as otherwise specifically contemplated by this Agreement or the Registration Statement, after the Closing Date, HOLDING shall not and shall not permit any of its subsidiaries to take any action that would jeopardize the qualification as a transaction under Section 351 of the Code of the Proposed Transaction.

      (h) There is no plan or intention on the part of HOLDING to redeem or otherwise reacquire any HOLDING Stock to be issued in the Proposed Transaction.

      (i) Taking into account any issuance of additional shares of HOLDING Stock and any issuance of HOLDING Stock for services in connection with the Proposed Transaction, the STOCKHOLDERS, together with the stockholders of the Other Founding Companies and the purchasers of the HOLDING Stock in the IPO, will be in "control" of HOLDING within the meaning of section 368(c) of the Code.

      (j) HOLDING will not be an investment company within the meaning of section 351(e)(1) of the Code and section 1.351-1(c)(1)(ii) of the Treasury regulations.

      (k) After the Closing Date, HOLDING will remain in existence and will not be merged or liquidated into another company for at least two years.

      (l) There is no plan or intention by HOLDING to liquidate, merge or otherwise dispose of the COMPANY or to dispose of any material part of the assets of the COMPANY within the two years following the Closing Date except in the ordinary course of business or to eliminate duplicate services or excess capacity.

      (m) NEWCO is a Delaware corporation formed solely for the purpose of completing the transactions set forth herein, has no operations or assets and is wholly owned by HOLDING.

18. GENERAL

      18.1 Cooperation. The COMPANY, the STOCKHOLDERS, HOLDING and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with HOLDING on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing


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

obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

      18.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of HOLDING, and the heirs and legal representatives of the STOCKHOLDERS.

      18.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto), that certain Cost Sharing Agreement among HOLDING, the COMPANY and each of the Other Founding Companies, and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and HOLDING and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended as provided in Section 18.14 only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and HOLDING, acting through their respective officers or trustees, duly authorized by their respective boards of directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 Brokers and Agents. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 Expenses. Whether or not the transactions herein contemplated shall be consummated but subject in all respects to that certain Cost Sharing Agreement among HOLDING, the COMPANY and each of the Other Founding Companies, HOLDING will pay the fees, expenses and disbursements of HOLDING and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by HOLDING under this Agreement (including the reasonable fees and expenses of Morgan, Lewis & Bockius LLP, and any other person or entity retained by HOLDING) and except as otherwise provided below, the costs of preparing the Registration Statement. Whether or not the transactions herein contemplated shall be


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

consummated, the COMPANY shall pay the reasonable fees, expenses and disbursements of the COMPANY's accountants in preparing the financial statements for inclusion in the Registration Statement, the fees, expenses and costs specified in that certain Cost Sharing Agreement among HOLDING, the COMPANY and each of the Other Founding Companies and up to $50,000 of the reasonable fees, expenses and disbursements of counsel to the COMPANY incurred in connection with this Agreement and the transactions contemplated hereby. Whether or not the transactions herein contemplated shall be consummated, the STOCKHOLDERS shall pay all other fees, expenses and disbursements of the STOCKHOLDERS, the COMPANY and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the COMPANY and the STOCKHOLDERS under this Agreement, including the fees and expenses of accountants and legal counsel to the COMPANY and the STOCKHOLDERS. In addition, each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than stock Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or HOLDING, will pay all Taxes due upon receipt of the consideration payable pursuant hereto, and will assume all Tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby.

      18.7 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given (1) by facsimile and by depositing a copy thereof in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or (2) by delivering the same in person to an officer or agent of such party.

            (a) If to HOLDING, or NEWCO, addressed to them at:

                Enfinity Corporation
                9440 Sidney Hays Road
                Orlando, FL 32824
                Facsimile No.: (407) 855-1166
                Attn: Rodney C. Gilbert

                with copies to:

                Morgan, Lewis & Bockius LLP
                101 Park Avenue
                New York, New York 10178
                Facsimile No.: (212) 309-6273
                Attn:  Christopher T. Jensen, Esq.


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

            (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex IV;

            (c) If to the COMPANY, addressed to it at:

                Energy Systems Industries, Inc.
                306 Northern Avenue
                P.O. Box 9022
                Boston, MA 02205-9022
                Facsimile No.: (617) 951-2991
                Attn: Anthony I. Shaker

                and marked "Personal and Confidential"

                with copies to:

                Goodwin, Procter & Hoar LLP
                Exchange Place
                Boston, MA 02109-2881
                Facsimile No.: (617) 523-1231
                Attn: H. David Henken, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, except that matters herein strictly within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law and matters herein strictly within the purview of the matters covered by the corporate law of The Commonwealth of Massachusetts shall be governed thereby, in each case without reference to its conflicts of law provisions.

      18.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.10 Time. Time is of the essence with respect to this Agreement.


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      18.11 Reformation and Severability. In case any provision of this
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.12 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.13 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of HOLDING, NEWCO, the COMPANY and STOCKHOLDERS who will hold or who hold at least 50% of the HOLDING Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section 18.14 shall be binding upon each of the parties hereto, any other person receiving HOLDING Stock in connection with the Merger and each future holder of such HOLDING Stock.

      18.15 Survival of Representations and Warranties. Unless otherwise provided herein, the representations, warranties, covenants and agreements of the parties made herein and at the time of the Pre-Closing and the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      18.16 STOCKHOLDER Representative

      (a) As of the date hereof and at all times subsequent to the Closing, the STOCKHOLDERS shall be deemed to have appointed Anthony I. Shaker (hereinafter referred to as the "STOCKHOLDER Representative") as their representative for purposes of all amendments, consents and waivers under this Agreement and for purposes of taking actions on behalf of the STOCKHOLDERS pursuant to Section 11 and as attorney-in-fact and agent for and on behalf of the STOCKHOLDERS with authority to take any and all actions and make any and all decisions required or permitted to be taken or made by them with respect to such amendments, consents, waivers and actions under Section 11 (including, without limitation, the settling of claims pursuant to Section 11). The STOCKHOLDER Representative shall have and is hereby granted by the STOCKHOLDERS full power and authority as agent of STOCKHOLDERS to represent such STOCKHOLDERS, and their respective successors, heirs, representatives, and assigns with respect to all matters arising under this Agreement and any


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other matters concerning the transactions contemplated by this Agreement, both before and after the Closing, and all action taken by the STOCKHOLDER Representative hereunder shall be binding upon all of the STOCKHOLDERS, and their respective successors, heirs, representatives and assigns as if expressly confirmed and ratified in writing by each of them.

      (b) The STOCKHOLDER Representative, in his capacity as such, shall not incur any liability to any other STOCKHOLDER with respect to any action or inaction taken by him except those involving his own willful misconduct or gross negligence. The STOCKHOLDER Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the STOCKHOLDER Representative based on such advice, the STOCKHOLDER Representative, in his capacity as such, shall not be liable to any other STOCKHOLDER. Nothing set forth in this Section 18.16(b) shall in any way relieve the STOCKHOLDERS, in their capacities as STOCKHOLDERS, of their obligations under this Agreement.

      (c) In the event of the death or permanent disability of the STOCKHOLDER Representative, or his resignation as STOCKHOLDER Representative, a successor STOCKHOLDER Representative shall be appointed by the STOCKHOLDERS. Prompt notice of such appointment shall be delivered in writing by the STOCKHOLDERS to HOLDING.

                           [signature page to follow]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ENFINITY CORPORATION


                                    By: /s/ Rodney C. Gilbert
                                       ---------------------------------------
                                       Name:  Rodney C. Gilbert
                                       Title: Chief Executive Officer

                                    ESI ACQUISITION CORP.


                                    By: /s/ William M. Dillard
                                       ---------------------------------------
                                       Name:  William M. Dillard
                                       Title: President

                                    ENERGY SYSTEMS INDUSTRIES, INC.


                                    By: /s/ Anthony I. Shaker
                                       ---------------------------------------
                                       Name:  Anthony I. Shaker
                                       Title: President

                                    STOCKHOLDERS:

                                       /s/ Anthony I. Shaker
                                    ------------------------------------------
                                    Anthony I. Shaker

                                      /s/ Clifford R. Patterson
                                    ------------------------------------------
                                    Clifford R. Patterson

                                      /s/ Robert C. Ritchie
                                    ------------------------------------------
                                    Robert C. Ritchie

                                    A&S SHAKER NOMINEE TRUST


                                    By: /s/ Anthony I. Shaker
                                       ---------------------------------------
                                       Name:  Anthony I. Shaker
                                       Title: Trustee


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

                                    SANDRA SHAKER REVOCABLE TRUST,
                                     DATED JUNE 30, 1997


                                    By: /s/ Anthony I. Shaker
                                       ---------------------------------------
                                       Name:  Anthony I. Shaker
                                       Title: Trustee

                                    ENERGY SYSTEMS INDUSTRIES, INC.
                                     STOCK SHARING TRUST


                                    By: /s/ Anthony I. Shaker
                                       ---------------------------------------
                                       Name:  Anthony I. Shaker
                                       Title: Trustee

                                    ANTHONY ERBETTA TRUST


                                    By: /s/ Anthony Erbetta
                                       ---------------------------------------
                                       Name:  Anthony Erbetta
                                       Title: Trustee

                                    RONALD C. ERBETTA AND SANDRA F.
                                     ERBETTA FAMILY TRUST DATED
                                     MARCH 2, 1988


                                    By: /s/ Ronald C. Erbetta
                                       ---------------------------------------
                                       Name:  Ronald C. Erbetta
                                       Title: Trustee

                                    GAIL A. DOYLE REVOCABLE TRUST
                                     DATED DECEMBER 12, 1994


                                      By: /s/ Gail Doyle
                                       ---------------------------------------
                                       Name:  Gail Doyle
                                       Title: Trustee

                                    ANNEX III

                  CONSIDERATION TO BE PAID TO THE STOCKHOLDERS


          Aggregate consideration to be paid to the holders of preferred stock and to the STOCKHOLDERS:

               Repayment of the $1,300,000 liquidation value of shares of preferred stock and, as to the common STOCKHOLDERS only, minimum cash*/** of $5,219,874 and 720,566 shares of Common Stock of HOLDING, to be distributed as follows:

          Consideration to be paid to each common STOCKHOLDER:


                                   Shares of Common Stock
    Stockholder                          of HOLDING                       Minimum Cash*/**
    -----------                    ----------------------                 ----------------
Robert Ritchie                             138,796                           1,156,632
Cliff Patterson                             17,569                             146,409
Anthony Shaker                             205,853                             930,597
ESI Stock Sharing Trust                    358,348                           2,986,235
                                           -------                           ---------
              TOTALS:                      720,566                          $5,219,874


For purposes of the remainder of this Annex III, STOCKHOLDERS shall mean only the holders of the common stock of COMPANY and not the holders of the preferred stock of the COMPANY.

MINIMUM VALUE: $14,446,100, consisting of (A) $13,146,100 (determined by adding
(a) the product found by multiplying (i) the aggregate number of shares of HOLDING Stock to be paid to the STOCKHOLDERS by (ii) $11.00 per share plus (b) the aggregate amount of minimum cash to be paid to the STOCKHOLDERS as specified in the table above) and (B) $1,300,000 in cash to pay the liquidation value of shares of preferred stock.

* / Each STOCKHOLDER shall have the right to receive in cash his or her pro rata portion of the amount found by multiplying (a) 513,886 [the number of shares sold on behalf of the STOCKHOLDERS to provide the expected cash portion of the Purchase Price] by (b) the positive difference, if any, found by subtracting (i) $12.50 from (ii) the public offering price of the shares of HOLDING Stock in the IPO. For purposes of this footnote, each STOCKHOLDERS pro rata portion shall based on the minimum cash payable to such STOCKHOLDER relative to the minimum cash payable to all STOCKHOLDERS as specified in the table above.

**/ In addition, the STOCKHOLDERS shall be entitled to receive from the COMPANY, as a post-closing adjustment to the aggregate Purchase Price, an amount equal to the "excess working capital" of the COMPANY, determined as of the Closing Date. STOCKHOLDERS who believe they may be entitled to such an adjustment shall cause the COMPANY to prepare a Closing Date Balance Sheet of the COMPANY in accordance with GAAP, except that, for purposes of the ratios described below, billings in excess of costs shall be reclassified from current liabilities and deducted from accounts receivable. The "excess working capital" shall equal the amount determined from the Closing Date Balance Sheet, which, after giving effect to the payment to the STOCKHOLDERS of such amount, (1) does not cause the COMPANY to have a current ratio of less than 1.33 (the current ratio being defined as the ratio of current assets after withdrawal of all cash included in such payment to current liabilities), (2) does not cause the COMPANY to have a debt to equity ratio of greater than 2.25 and (3) does not have debt in excess of the average total debt outstanding of the COMPANY during the two-year period preceding the Balance Sheet Date. The payment of such amount to the STOCKHOLDERS shall be made to the STOCKHOLDERS, pro rata, in accordance with their respective percentage ownership interests in the COMPANY immediately prior to the Merger. Prior to making any such payment to the STOCKHOLDERS, the COMPANY shall have the amount of such payment approved by HOLDING and, to the extent payment of such amount exceeds available cash as of the Closing Date (a "Shortfall"), HOLDING shall cause the COMPANY to make such payment to the STOCKHOLDERS in accordance with HOLDING'S instructions (which may require that the COMPANY draw on its line of credit to the extent of the Shortfall or receive funds from HOLDING to the extent of the Shortfall).